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                                                     FILED PURSUANT TO 424(B)(3)
                                                   REGISTRATION NO. 333-55250
                                                                    333-55250-01

PROSPECTUS

                         BFD PREFERRED CAPITAL TRUST II

           OFFER TO EXCHANGE ITS 10.875% CAPITAL SECURITIES, SERIES B
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                      10.875% CAPITAL SECURITIES, SERIES A

                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                     FULLY AND UNCONDITIONALLY GUARANTEED,
                 TO THE EXTENT DESCRIBED IN THIS PROSPECTUS, BY

                         [BOSTONFED BANCORP, INC. LOGO]

     THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN
TIME, ON APRIL 23, 2001 UNLESS EXTENDED.

     BFD Preferred Capital Trust II is offering to exchange up to $22,000,000 aggregate liquidation amount of its 10.875% capital securities, Series B, referred to as the exchange capital securities, for a similar amount of its outstanding 10.875% capital securities, Series A, referred to as the original capital securities, of which $22,000,000 aggregate liquidation amount are issued and outstanding. The exchange capital securities are registered under the Securities Act of 1933.

     This prospectus and letter of transmittal are first being mailed to all holders of the original capital securities on or about March 16, 2001.

     See "Risk Factors" beginning on page 15 to read about the risks that you should consider in deciding whether to tender the 10.875% capital securities, Series A in the exchange offer.

     THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED BY THE
FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION OR REGULATOR HAS APPROVED OR DISAPPROVED THESE SECURITIES OR
DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR
ANYONE TO TELL YOU OTHERWISE.

                 THE DATE OF THIS PROSPECTUS IS MARCH 16, 2001.
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                              AVAILABLE INFORMATION

         We have filed a registration statement on Form S-4 under the Securities
Act of 1933, as amended, with the Securities and Exchange Commission to register the exchange capital securities to be issued in the exchange offer. This prospectus is a part of that registration statement. As allowed by Commission rules, this prospectus does not contain all of the information that you can find in the registration statement or the exhibits to the registration statement.

         We are subject to the informational requirements of the Securities
Exchange Act of 1934, as amended, referred to as the Exchange Act, and, in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, Suite
1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison
Street, Chicago, Illinois 60661. You may also obtain copies of such material by mail from the Public Reference Section of the Commission at 450 Fifth Street,
N.W., Washington, D.C. 20549 at prescribed rates. If available, you may also access such information through the Commission's electronic data gathering, analysis and retrieval system, commonly referred to as EDGAR, via electronic means, including the Commission's home page on the Internet
(http://www.sec.gov). The common stock of BostonFed Bancorp is traded on the American Stock Exchange under the symbol "BFD." Documents filed by us with the Commission also can be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

         No separate financial statements of the Trust have been included in this prospectus and no separate financial statements will be prepared in the future. We do not consider that such financial statements would be material to holders of the securities offered by this prospectus because the Trust: (i) is a newly-formed special purpose entity; (ii) has no operating history or independent operations; and (iii) is not engaged in and does not propose to engage in any activity other than holding as trust assets our exchange debentures, issuing the capital and common securities and engaging in incidental activities. We do not expect that the Trust will file reports, proxy statements and other information under the Exchange Act with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents that we have filed with the Commission are incorporated into this prospectus by reference:

         - BostonFed Bancorp's Annual Report on Form 10-K for the year ended December 31, 1999;

         - BostonFed Bancorp's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

         - BostonFed Bancorp's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

         - BostonFed Bancorp's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000; and;

         -        BostonFed Bancorp's Current Report on Form 8-K filed with the
                  Commission on February 7, 2001.

         In addition to the documents listed above, we also incorporate by reference into this prospectus, any other documents we file with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and before the completion of the exchange offer referred to in this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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         You may obtain a copy of our filings with the Commission at no cost, by writing or telephoning us at the following address:

                                            BostonFed Bancorp, Inc.
                                            Attention: Corporate Secretary
                                            17 New England Executive Park
                                            Burlington, Massachusetts  01803
                                            (781) 273-0300

         When we refer to this prospectus, we mean not only this prospectus but also any documents which are incorporated or deemed to be incorporated in this prospectus by reference. You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with additional or different information.
This prospectus is used to offer and sell the exchange capital securities referred to in this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so.

         As used in this prospectus, "we" and "us" and "our" refer to BostonFed
Bancorp and its consolidated subsidiaries, depending on the context.

                           FORWARD-LOOKING STATEMENTS

         Some of the information presented or incorporated by reference into this prospectus contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, and may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned,"
"estimated" and "potential." Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to:

         -        general economic conditions;

         - changes in interest rates, deposit flows, loan demand, real estate values and competition;

         -        changes in accounting principles, policies, or guidelines;

         - material unforeseen changes in the financial condition or results of operations of our customers;

         - unforeseen difficulties in realizing expected cost savings from acquisitions;

         -        changes in legislation or regulation; and

         - other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

         Our actual results could vary materially from the future results covered in our forward-looking statements. The statements in the "Risk Factors" section of this prospectus are cautionary statements identifying important factors, including certain risks and uncertainties, that could cause our results to vary materially from the future results covered in such forward-looking statements. Other factors, such as the general state of the United States economy, could also cause actual results to vary materially from the future results covered in such forward-looking statements.

         We disclaim any obligation to announce publicly future events or developments that affect the forward-looking statements in this prospectus.


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                                     SUMMARY

         The following information is a summary of the significant terms of the offering of our exchange capital securities. You should carefully read this prospectus to understand fully the terms of the exchange capital securities, as well as the tax and other considerations that are important to you in making a decision about whether to exchange your original capital securities for the exchange capital securities. You should pay special attention to the "Risk
Factors" section beginning on page 15 of this prospectus to determine whether an investment in the exchange capital securities is appropriate for you.

                             BOSTONFED BANCORP, INC.

         We are a registered bank holding company whose principal business is conducted by our wholly-owned subsidiaries, Boston Federal Savings Bank and Broadway National Bank. Our banking subsidiaries are collectively referred to in this prospectus as "the Banks." We are also the parent corporation for BFD
Preferred Capital Trust I, a New York common law trust, which was formed for the exclusive purpose of issuing and selling capital securities. Our common stock trades on the American Stock Exchange under the symbol "BFD."

         Our business is conducted primarily through our ownership of Boston
Federal and Broadway National. Boston Federal's administrative and banking office is located in Burlington, Massachusetts and its eight other banking offices are located in Arlington, Bedford, Billerica, Boston, Lexington,
Peabody, Wellesley and Woburn, all of which are in the greater Boston metropolitan area. Boston Federal's consumer finance subsidiary, Diversified
Ventures, Inc., d/b/a Forward Financial, maintains its headquarters in Northboro, Massachusetts and operates in approximately twenty states. Broadway
National has two banking offices located in Chelsea and Revere, also in the greater Boston metropolitan area.

         At September 30, 2000, we had total assets of approximately $1.3 billion, total deposits of $861 million, and total consolidated stockholders' equity of approximately $88.6 million.

         Our principal executive offices are located at 17 New England Executive
Park, Burlington, Massachusetts 01803, and our telephone number at such address is (781) 273-0300.

                            CORPORATE GROWTH STRATEGY

         Our strategy has been and continues to be attracting retail deposits from the general public in the greater Boston metropolitan area and, to a lesser extent, other areas of New England, and through brokers, and investing those deposits, together with funds generated from operations, loan sales and borrowings, primarily in one- to four-family residential mortgage loans. To a lesser but growing extent, we invest in commercial real estate, construction and land, multi-family mortgage, home equity lines of credit, business and consumer loans. We originate mortgage loans for investment and for sale in the secondary market, generally retaining the servicing rights for loans sold.

         Through Forward Financial, we also originate consumer loans primarily with customers purchasing or refinancing manufactured homes, recreational vehicles, marine vessels and leased equipment and subsequently sell substantially all of these loans, servicing released, to third party client lenders. The acquisition of Forward Financial, and a related company, Ellsmere
Insurance Agency, Inc. in December 1999, along with the continued successful increase in business, commercial real estate, construction lending and home equity loans, have allowed us to diversify our product line, asset mix and the geographical area we serve.

         On July 26, 2000, BFD Preferred Capital Trust I, a common law trust created under the laws of the State of New York, issued $10,000,000 of its 11.295% capital securities, referred to as the 11.295% capital securities, which remain outstanding. The 11.295% capital securities issued by BFD Preferred
Capital Trust I are part of a pool of trust preferred securities issued by a number of issuers, including us, and as such do not trade in the secondary market. The 11.295% capital securities are of equal rank to the original capital securities and will be of equal rank to the exchange capital securities.


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                         BFD PREFERRED CAPITAL TRUST II

         BFD Preferred Capital Trust II is a statutory business trust created under Delaware law. The Trust's business and affairs are conducted by the property trustee, the Delaware trustee and the three individual administrative trustees, who are our officers. The Trust exists for the exclusive purposes of:

         - issuing and selling the original capital securities and the exchange capital securities, collectively referred to as the capital securities;

         - using the proceeds from the sale of the capital securities to acquire junior subordinated debentures issued by us; and

         - engaging in only those other activities necessary, advisable or incidental to the above.

Accordingly, the junior subordinated debentures are the sole assets of the Trust, and payments under the junior subordinated debentures will be the sole revenues of the Trust.

         We own all of the common securities of the Trust.

                               THE EXCHANGE OFFER


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The Exchange Offer..............................    Up to $22,000,000 aggregate liquidation amount of exchange capital securities are being offered in exchange for a similar aggregate liquidation amount of original capital securities.
                                                    Original capital securities may be tendered for exchange in whole or in part in a liquidation amount of $100,000 (100 original capital securities) or any integral multiple of $1,000 (one original capital security) in excess of $100,000.  Under the exchange offer, we will exchange as soon as practicable after the date of this prospectus our $22,000,000 aggregate principal amount of junior subordinated debentures, Series A, also referred to as the original junior subordinated debentures, for a similar aggregate principal amount of our junior subordinated debentures, Series B, also referred to as the exchange debentures.  We refer to the original junior
                                                    subordinated debentures and the exchange debentures collectively as the junior subordinated debentures.

                                                    We and the Trust are making the exchange offer in order to satisfy our respective obligations under the registration rights agreement relating to the original capital securities.  For a description of the procedures for tendering original capital securities, please read
                                                    "The Exchange Offer--Procedures for Tendering Original Capital
                                                    Securities."

Expiration Date.................................    5:00 p.m., Eastern time, on April 23, 2001 unless the exchange offer is extended by us and the Trust, in which case the expiration date will be the latest date and time to which the exchange offer is extended.

Conditions to the Exchange Offer................    The exchange offer is subject to certain conditions, which may be waived by us and the Trust in our sole discretion.  The exchange offer is not conditioned upon any minimum liquidation amount of original capital securities being tendered.
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Terms of the Exchange Offer.....................    We and the Trust reserve the right in our sole and absolute discretion, subject to applicable law, at any time and from time to time, (1) to delay the acceptance of the original capital securities,
                                                    (2) to terminate the exchange offer if certain specified conditions have not been satisfied, (3) to extend the expiration date of the exchange offer and retain all original capital securities tendered as a result of the exchange offer, subject, however, to the right of holders of original capital securities to withdraw their tendered original capital securities, or (4) to waive any condition or otherwise amend the terms of the exchange offer in any respect.

Withdrawal Rights...............................    You may withdraw tenders of original capital securities at any time on or prior to the expiration date by delivering a written notice of withdrawal to the exchange agent in conformity with certain procedures as set forth under "The Exchange Offer--Withdrawal
                                                    Rights."

Procedures for Tendering Original
   Capital Securities...........................    Certain brokers, dealers, commercial banks, trust companies and other nominees who hold original capital securities through The
                                                    Depository Trust Company, or DTC, must effect tenders by book-
                                                    entry transfer through DTC's Automated Tender Offer Program, or
                                                    ATOP.  Beneficial owners of original capital securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender original capital securities under the exchange offer.
                                                    Tendering holders of original capital securities that do not use
                                                    ATOP must complete and sign a letter of transmittal in accordance with the instructions contained in such letter and forward the same by mail, facsimile transmission or hand delivery, together with any other required documents, to the exchange agent, either with the certificates of the original capital securities to be tendered or in compliance with the specified procedures for guaranteed delivery of original capital securities.  Tendering holders of original capital securities that use ATOP will, by so doing, acknowledge that they are bound by the terms of the letter of transmittal.  Letters of transmittal and certificates representing original capital securities should not be sent to us or the Trust.  You should send such documents only to the exchange agent.

Resales of Exchange Capital
   Securities...................................    We and the Trust are making the exchange offer in reliance on the position of the staff of the Commission, as set forth in certain interpretive letters addressed to third parties in other transactions.
                                                    However, neither we nor the Trust has sought our own interpretive letter and there can be no assurance that the staff of the
                                                    Commission would make a similar determination with respect to the exchange offer as it has in such interpretive letters to third parties.  Based on these interpretations by the staff of the
                                                    Commission, and subject to the two immediately following
                                                    sentences, we and the Trust believe that exchange capital securities issued under this exchange offer in exchange for original capital securities may be offered for resale, resold and otherwise transferred by a holder of such exchange capital securities, other than a holder who is a broker-dealer, without further compliance with the registration and prospectus delivery requirements of the
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                                                    Securities Act of 1933, as amended, or Securities Act, provided that such capital securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution within the meaning of the Securities
                                                    Act, of such exchange capital securities.  However, any holder of original capital securities who is an affiliate of us or the Trust or who intends to participate in the exchange offer for the purpose of distributing the exchange capital securities, or any broker-dealer who purchased the original capital securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

                                                    -        will not be able to rely on the interpretations of the
                                                             staff of the Commission set forth in the above-mentioned
                                                             interpretive letters;

                                                    -        will not be permitted or entitled to tender such original
                                                             capital securities in the exchange offer; and

                                                    -        must comply with the registration and prospectus delivery
                                                             requirements of the Securities Act in connection with any
                                                             sale or other transfer of such original capital securities unless such sale is made in reliance on an exemption from
                                                             such requirements.

                                                    In addition, as described in this prospectus, if any broker-dealer holds original capital securities acquired for its own account as a result of market-making or other trading activities and exchanges such original capital securities for exchange capital securities, then such broker-dealer must deliver a prospectus meeting the
                                                    requirements of the Securities Act in connection with any resales of such exchange capital securities.

                                                    Each holder of the original capital securities who wishes to exchange original capital securities for exchange capitals securities in the exchange offer will be required to represent that;

                                                    -        it is not an affiliate of us or the Trust;

                                                    -        any exchange capital securities to be received by it are
                                                             being acquired in the ordinary course of its business;

                                                    -        it has no arrangement or understanding with any person to
                                                             participate in a distribution, within the meaning of the
                                                             Securities Act, of such exchange capital securities; and

                                                    -        if such holder is not a broker-dealer, such holder is not
                                                             engaged in, and does not intend to engage in, a
                                                             distribution, within the meaning of the Securities Act of
                                                             such exchange capital securities.

                                                    Each broker-dealer that receives exchange capital securities for its own account in exchange for original capital securities, where such original capital securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must
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                                                    acknowledge that it will deliver a prospectus meeting the
                                                    requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, in connection with any resale of such exchange capital securities.  See "Plan of Distribution."

                                                    The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities
                                                    Act.  Based on the position taken by the staff of the Commission in the interpretive letters referred to above, we and the Trust believe that participating broker-dealers who acquired original capital securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the exchange capital securities received upon exchange of such original capital securities, other than original capital securities that represent an unsold allotment from the initial sale of the original capital securities, with a prospectus meeting the requirements of the
                                                    Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such exchange capital securities.  Accordingly, this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange capital securities received in exchange for original capital securities where such original capital securities were acquired by such participating broker-dealer for its own account as a result of market-making or other trading activities.  Subject to certain provisions set forth in the registration rights agreement and to the limitations described in this prospectus under "The Exchange Offer--Resales of Exchange
                                                    Capital Securities," we and the Trust have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of such exchange capital securities for a period ending
                                                    90 days after the expiration date, subject to extension under certain limited circumstances, or if earlier, when all such exchange capital securities have been disposed of by such participating broker-
                                                    dealer.  Any participating broker-dealer who is an affiliate of us or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the
                                                    Securities Act in connection with any resale transaction.

Exchange Agent..................................    The exchange agent with respect to the exchange offer is the property trustee of the Trust, Wilmington Trust Company.  The address, telephone and facsimile number of the exchange agent are set forth in "The Exchange Offer--Exchange Agent" and in the letter of transmittal.

Use of Proceeds.................................    Neither we nor the Trust will receive any cash proceeds from the issuance of the exchange capital securities.

Certain Federal Income Tax
   Considerations...............................    The exchange of original capital securities for exchange capital securities will not be a taxable exchange for federal income tax purposes, and you should not recognize any taxable gain or loss or any interest income as a result of such exchange.
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ERISA Considerations............................    You should review the information set forth under "ERISA
                                                    Considerations" before tendering original capital securities in the exchange offer.
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                         THE EXCHANGE CAPITAL SECURITIES

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Securities Offered..............................    Up to $22,000,000 aggregate liquidation amount of exchange capital securities, liquidation amount $1,000 per exchange capital security, have been registered under the Securities Act.  The exchange capital securities will be issued as were the original capital securities under the Amended and Restated Declaration of
                                                    Trust of BFD Preferred Capital Trust II, dated as of September 22,
                                                    2000, relating to the Trust by and among us, as Sponsor,
                                                    Wilmington Trust Company, as property trustee, Wilmington Trust
                                                    Company, as Delaware trustee, and the administrative trustees, also referred to as the trust agreement.  The exchange capital securities and any original capital securities that remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount have taken certain actions or exercised certain rights under the trust agreement.  The terms of the exchange capital securities are identical in all material respects to the terms of the original capital securities, except that the exchange capital securities have been registered under the
                                                    Securities Act, will not be subject to certain restrictions on transfer applicable to the original capital securities and will not provide for any increase in the distribution rate.

Distributions...................................    You will be entitled to receive cumulative cash distributions at the annual rate of 10.875% of the liquidation amount of $1,000 per exchange capital security.  Distributions will accumulate from the date the Trust issued the original capital securities and will be paid semi-annually in arrears on April 1st and October 1st of each year, beginning on April 1, 2001.  The amount of each distribution will include amounts accumulated up to the date the distribution is due.

                                                    The record dates will be the 15th day of the month immediately preceding the month in which the relevant payment occurs.  If the exchange offer is consummated before the first record date, March
                                                    15, 2001, then each exchange capital security will pay cumulative distributions from and after September 22, 2000 and no
                                                    distributions will be paid on any original capital security tendered for an exchange capital security.  However, in the event the exchange offer is consummated after March  15, 2001,
                                                    distributions will be paid on the original capital securities accumulated from and after September 22, 2000 through April 1,
                                                    2001, and distributions will be paid on the exchange capital securities from and after April 1, 2001.  The amount of each distribution with respect to the capital securities will include amounts accrued to, but excluding the date the distribution is due.
                                                    Because of the foregoing procedures regarding distributions, the amount of the distributions received by holders whose original capital securities are accepted for exchange will not be affected by the exchange.
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Deferral Periods................................    So long as no event of default under the exchange debentures has occurred and is continuing, we have the right, at one or more times, to defer interest payments on the exchange debentures for up to 10 consecutive semi-annual periods.  All deferrals will end on an interest payment date and will not extend beyond October 1,
                                                    2030, the stated maturity date of the exchange debentures.

                                                    If we defer interest payments on the exchange debentures, the
                                                    Trust will also defer distributions on the exchange capital securities.  During this deferral period, the exchange debentures will continue to accrue interest and the exchange capital securities will continue to accumulate distributions.  During a deferral period, you will also accumulate additional distributions at the annual rate of 10.875% on any accumulated and unpaid
                                                    distributions, to the extent permitted by law.  If the Trust defers your distributions, you will still be required to accrue interest income and include it in your gross income for federal income tax purposes, even if you are a cash basis taxpayer.

Exchange Guarantee..............................    We are offering to exchange our guarantee, also referred to as the exchange guarantee, of payments of cash distributions and
                                                    payments in liquidation of the Trust or redemption of the exchange capital securities for the existing guarantee, also referred to as the original guarantee, in respect of the original capital securities.  We refer to the original guarantee and the exchange guarantee collectively as the guarantees.  Under the trust agreement governing BFD Preferred Capital Trust II, our exchange
                                                    debentures and related indenture and our exchange guarantee, we will, on a subordinated basis, fully, irrevocably and
                                                    unconditionally guarantee:

                                                    -        payment of distributions on the exchange capital
                                                             securities;

                                                    -        payments on liquidation of the Trust; and

                                                    -        payments on maturity or earlier redemption of the
                                                             exchange capital securities.

                                                    If we do not make a payment on the exchange debentures, the
                                                    Trust will not have sufficient funds to make payments on the exchange capital securities. Our exchange guarantee does not assure the payment of distributions when the Trust does not have sufficient funds to pay the distributions.  Our obligations under the exchange guarantee are unsecured and subordinated to payment of our senior and subordinated debt and will be effectively
                                                    subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including Boston Federal's and
                                                    Broadway National's deposit liabilities.  See "Description of
                                                    Junior Subordinated Debentures--Subordination."

Ranking.........................................    The exchange capital securities will rank on parity, and payments thereon will be made pro rata, with the original capital securities and the common securities of the Trust, except as described under
                                                    "Description of Capital Securities--Subordination of Common
                                                    Securities."  The exchange junior subordinated debentures will rank on parity with the original junior subordinated debentures, our
                                                    11.295% junior subordinated notes, issued to BFD Preferred
                                                    Capital Trust I on July 26, 2000, maturing on July 19, 2030, referred to as the 11.295% junior subordinated notes, and all other junior subordinated debentures, or other debentures, if any, issued by us, which are issued and sold, if at all, to other trusts established by us, or the other trusts, if any, in each case similar to the Trust, and will constitute our unsecured obligations and will rank subordinate and junior in right of payment to all senior
                                                    indebtedness, to the extent and in the manner set forth in the indenture, dated as of September 22, 2000, as amended and
                                                    supplemented from time to time, between us and Wilmington Trust
                                                    Company, as debenture trustee, relating to the exchange
                                                    debentures, also referred to as the indenture.  See "Description of
                                                    Junior Subordinated Debentures."  The exchange guarantee will rank on parity with the original guarantee, our guarantee issued pursuant to the offering of capital securities of BFD Preferred
                                                    Capital Trust I, and all other guarantees, or the other guarantees, if any, issued by us with respect to capital securities, if any, issued by other trusts, and will constitute our unsecured obligation and will rank subordinate and junior in right of payment to all senior indebtedness, to the extent and in the manner set forth in the guarantee agreement.  See "Description of Guarantee."  In
                                                    addition, because we are a bank holding company, the junior subordinated debentures and the guarantee will be effectively subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including Boston Federal's and
                                                    Broadway National's deposit liabilities.  See "Description of
                                                    Junior Subordinated Debentures--Subordination."

Distribution of Exchange
   Debentures...................................    At any time, we will have the right, subject to receipt of any required regulatory approval, to liquidate the Trust and distribute the exchange debentures to holders of exchange capital securities and common securities in liquidation of the Trust.  The exchange debentures will have identical terms and conditions as the exchange capital securities.  We will, for instance, have the same rights, subject to the receipt of any required regulatory approval, to redeem such exchange debentures as if the exchange debentures were held by the Trust.  In the event of the involuntary or voluntary liquidation, dissolution, winding up or termination of the
                                                    Trust in which the exchange debentures are not distributed to you, then you, as the holders of the exchange capital securities, will be entitled to receive for each exchange capital security, after satisfaction of creditors of the Trust, a liquidation amount of
                                                    $1,000 plus accumulated and unpaid distributions thereon
                                                    (including interest thereon) to the date of payment.  The Trust will be able to make this distribution in cash only if we redeem the exchange debentures.

Maturity and Redemption.........................    The exchange debentures will mature on October 1, 2030, unless prepaid before such date if certain conditions are met.  The Trust will redeem the exchange capital securities when we pay the exchange debentures at maturity or upon any earlier redemption of the exchange debentures.

                                                    Our ability to prepay some or all of the exchange debentures on or after October 1, 2010 is subject to certain conditions.  We may have to obtain regulatory approvals, including the approval of the
                                                    Federal Reserve, or any successor entity, before we prepay any exchange debentures prior to maturity.  If we prepay the exchange debentures, you will receive the liquidation amount of $1,000 per exchange capital security plus any accrued and unpaid
                                                    distributions to the date of redemption.  In addition, we may prepay the exchange debentures at our option, in whole but not in part, at any time before October 1, 2010:

                                                    -        if certain tax events occur;

                                                    -        if there is a change in the way the exchange debentures
                                                             would be treated for regulatory capital purposes; or

                                                    -        if there is a change in the Investment Company Act of
                                                             1940 that requires the Trust to register under that law.

Transfer Restriction............................    The exchange capital securities will be issued, and may be transferred, only in blocks having a liquidation amount of not less than $100,000 (100 exchange capital securities).  Any such transfer of exchange capital securities in a block having a liquidation amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever.

Absence of Market for the
   Exchange Capital Securities..................    The exchange capital securities will be a new issue of securities for which there is no market.  Although Sandler O'Neill & Partners,
                                                    L.P., the initial purchaser, intends to make a market in the exchange capital securities in a manner permitted under applicable securities laws, the initial purchaser is not obligated to do so, and any such market making may be discontinued at any time without notice.  Accordingly, there can be no assurance as to the
                                                    development or liquidity of any market for the exchange capital securities.  Neither we nor the Trust intend to apply for listing of the exchange capital securities on any securities exchange or for quotation through The Nasdaq Stock Market.

Ratings.........................................    The exchange capital securities have not been rated by any rating agency.

ERISA Considerations............................    For a discussion of certain prohibited transactions and fiduciary duty issues pertaining to purchases by or on behalf of an employee benefit plan, you should see "ERISA Considerations".

Voting Rights...................................    As a holder of the exchange capital securities, you will have no voting rights, except in limited circumstances.  You should read
                                                    "Description of Exchange Capital Securities--Voting Rights;
                                                    Amendment of the Trust Agreement" for more information.

Risk Factors....................................    You should read "Risk Factors" for a discussion of considerations relevant to an investment in the capital securities or the exchange of original capital securities for exchange capital securities.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

     The selected consolidated financial and other data is derived in part from, and should be read in conjunction with, our consolidated financial statements, related notes and other financial information incorporated into this prospectus by reference. See "Where You Can Find More Information." The data presented at September 30, 2000 and for the nine month periods ended September 30, 2000 and 1999 are derived from unaudited condensed consolidated financial statements but in the opinion of management reflects all adjustments necessary to present fairly the results for this interim period. These adjustments consist only of normal recurring adjustments. The results of operations for the nine months ended September 30, 2000 are not necessarily indicative of the results of operations that may be expected for the fiscal year ending December 31, 2000.

                                                      AT                               AT DECEMBER 31,
                                                 SEPTEMBER 30,  ------------------------------------------------------------
                                                     2000          1999          1998         1997        1996        1995
                                                 ------------   ----------    ----------    --------    --------    --------
                                                                                   (IN THOUSANDS)
SELECTED FINANCIAL CONDITION DATA:
Total assets ..................................   $1,320,586    $1,253,653    $1,139,123    $974,680    $820,567    $640,752
Investment securities available for sale (1) ..       63,459        53,203        49,137      31,767       1,085       1,022
Investment securities held to maturity (1) ....        2,304         2,304         7,302      20,630      19,170      16,906
Mortgage-backed securities available
   for sale (1) ...............................       15,740        15,540        21,029      19,125      23,593      23,873
Mortgage-backed securities held to maturity ...       58,003        13,941        22,913      38,350      43,019      35,116
Mortgage loans held for sale ..................       17,831        16,174        17,008       9,817       3,970       8,931
Allowance for loan losses .....................       11,096        10,654         8,500       6,600       4,400       4,275
Loans, net ....................................    1,021,938     1,032,594       943,662     791,728     676,670     509,496
Deposit accounts ..............................      861,263       770,049       707,144     619,821     428,818     419,104
FHLB advances and other borrowings ............      326,031       387,555       337,500     263,640     300,000     126,909
Stockholders' equity ..........................       88,635        85,704        81,794      81,611      86,355      90,701


                                                   FOR THE
                                                 NINE MONTHS
                                                    ENDED
                                                 SEPTEMBER 30,                       FOR THE YEAR ENDED DECEMBER 31,
                                             --------------------      -----------------------------------------------------------
                                               2000         1999         1999         1998         1997         1996         1995
                                             -------      -------      -------      -------      -------      -------      -------
                                                                                (IN THOUSANDS)
SELECTED OPERATING DATA:
Interest income ..........................   $67,739      $59,798      $80,736      $74,775      $68,037      $52,678      $42,454
Interest expense .........................    40,638       34,822       47,208       42,557       37,129       28,891       23,552
                                             -------      -------      -------      -------      -------      -------      -------
Net interest income ......................    27,101       24,976       33,528       32,218       30,908       23,787       18,902
Provision for loan losses ................       750        1,250        1,626        1,642        1,696        1,294        3,614
                                             -------      -------      -------      -------      -------      -------      -------
Net interest income after provision for
   loan losses ...........................    26,351       23,726       31,902       30,576       29,212       22,493       15,288
Total non-interest income ................    11,514        4,969        6,911        6,128        4,806        3,567        2,672
Total non-interest expense ...............    26,457       18,595       25,300       23,932       21,458       21,040       16,009
                                             -------      -------      -------      -------      -------      -------      -------
Income before income taxes ...............    11,408       10,100       13,513       12,772       12,560        5,020        1,951
Income tax expense .......................     4,017        3,807        4,945        5,151        5,505        2,083          815
                                             -------      -------      -------      -------      -------      -------      -------
Net income ...............................   $ 7,391      $ 6,293      $ 8,568      $ 7,621      $ 7,055      $ 2,937      $ 1,136
                                             =======      =======      =======      =======      =======      =======      =======

                                                        (footnotes on next page)

                                                      AT OR FOR THE
                                                    NINE MONTHS ENDED
                                                      SEPTEMBER 30,                  AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                  ---------------------   ----------------------------------------------------------
                                                     2000        1999        1999        1998        1997        1996       1995(7)
                                                  ---------   ---------   ---------   ---------   ---------   ---------   ----------

PERFORMANCE RATIOS: (2)
Return on average assets .......................       0.76%       0.71%       0.72%       0.72%       0.75%       0.40%       0.19%
Return on average stockholders' equity .........      10.97        9.86       10.00        9.02        8.21        3.21        2.57
Dividend payout ratio ..........................      24.36       26.15       25.84       24.67       20.31       31.25          --
Average stockholders' equity to average
   assets ......................................       6.97        7.24        7.21        7.99        9.11       12.35        7.36
Stockholders' equity to total assets at end
   of period ...................................       6.71        6.84        6.84        7.18        8.37       10.52       14.16
Average interest rate spread (3) ...............       2.75        2.57        2.59        2.69        2.94        2.79        2.98
Net interest margin (4) ........................       3.02        2.96        2.97        3.17        3.42        3.34        3.28
Average interest-earning assets to average
   interest-bearing liabilities ................     107.70      109.65      109.00      111.60      111.53      113.40      107.40

ASSET QUALITY RATIOS: (2)
Non-performing loans as a percent of
   loans (5)(6) ................................       0.08%       0.08%       0.07%       0.09%       0.17%       0.22%       1.00%
Non-performing assets as a percent of
   total assets (6) ............................       0.08        0.08        0.09        0.08        0.16        0.51        0.97
Allowance for loan losses as a percent
   of loans (5) ................................       1.06        0.98        1.01        0.88        0.82        0.64        0.82
Allowance for loan losses as a percent
   of non-performing loans (6) .................   1,378.39    1,272.85    1,428.15    1,050.68      469.75      292.94       81.40

NUMBER OF FULL-SERVICE BANKING FACILITIES ......         11          10          10          10          10           8           8

NUMBER OF SHARES OUTSTANDING AT END OF
   PERIOD (IN THOUSANDS) .......................      4,751       5,021       4,973       5,112       5,520       6,260       6,590

PER SHARE DATA:
Basic earnings per common share ................  $    1.56   $    1.30   $    1.78   $    1.50   $    1.28   $    0.48   $      --
Diluted earnings per common share ..............       1.53        1.25        1.71        1.43        1.24        0.48          --
Dividends per common share .....................       0.38        0.34        0.46        0.37        0.26        0.15          --
Book value per common share at end of
   period ......................................      19.12       17.41       17.88       16.84       15.72       14.75       14.78
Market value per common share at end of
   period ......................................      21.31       15.00       15.88       17.63       21.88       14.75       11.75

---------------------

(1)  The balance does not include FHLB-Boston stock.

(2) Performance Ratios for the interim periods are annualized. Asset Quality Ratios are end-of-period ratios.

(3) The average interest rate spread represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.

(4) The net interest margin represents net interest income as a percent of average interest-earning assets.

(5) Loans includes loans, net, and mortgage loans held for sale, excluding the allowance for loan losses.

(6) Non-performing assets consist of non-performing loans and real estate owned. Non-performing loans consist of all loans 90 days or more past due and other loans which have been identified by us as presenting uncertainty with respect to the collectibility of interest or principal. It is our policy to cease accruing interest on all such loans.

(7) On October 24, 1995, Boston Federal converted from mutual to stock form. Accordingly, earnings per share and dividends per share for the years ended December 31, 1995 and prior periods are not presented.

                                  RISK FACTORS

         Prospective purchasers of the exchange capital securities should carefully review the information contained elsewhere or incorporated by reference in this prospectus and should particularly consider the following factors, which do not necessarily appear in the order of importance. Investors should consider all of these factors to be important. Because holders of the exchange capital securities may receive exchange debentures in exchange therefor upon liquidation of the Trust, prospective purchasers of the exchange capital securities are also making an investment decision with regard to the exchange debentures and should carefully review all the information regarding the exchange debentures contained in this prospectus.

RISKS RELATED TO YOUR INVESTMENT IN THE EXCHANGE CAPITAL SECURITIES

WE CANNOT MAKE PAYMENTS UNDER THE EXCHANGE GUARANTEE OR THE EXCHANGE DEBENTURES IF WE DEFAULT ON OUR MORE SENIOR OBLIGATIONS.

         Our obligations under the exchange guarantee and the exchange debentures are unsecured and rank:

         - junior to all of our other borrowings, except those borrowings that by their terms are equal or junior;

         - junior to all of our subsidiaries' liabilities, including Boston Federal's and Broadway National's deposit accounts; and

         -        senior to our common stock and preferred stock, if any.

         This means that we cannot pay under the exchange guarantee or the exchange debentures if we default on payments of any of our other borrowings, unless, by their terms, those other borrowings are equal or junior to the exchange guarantee or the exchange debentures. In addition, if the maturity of the exchange debentures is accelerated, we cannot pay under the exchange guarantee or the exchange debentures until all of our more senior borrowings are paid in full. Finally, if we liquidate, go bankrupt or dissolve, we would be able to pay under the exchange guarantee and the exchange debentures only after we have paid all of our liabilities that are senior to the exchange guarantee. At September 30, 2000, we had no senior indebtedness outstanding on an unconsolidated basis.

         If we default on our obligations to pay principal or interest on the exchange debentures, the Trust will not have sufficient funds to make distribution, redemption or liquidation payments on the exchange capital securities. As a result, you will not be able to rely upon our exchange guarantee for payment of these amounts. Instead, you may seek legal redress against us directly to collect payments owed to you or rely on the property trustee to enforce the rights of the Trust under the exchange debentures against us.

         The exchange capital securities, the exchange guarantee, the exchange debentures and the indenture do not limit our ability to incur additional debt, including, debt that is senior to the exchange debentures in priority of payment.

         The ability of the Trust to make payments due on the exchange capital securities solely depends on us making payments on the exchange debentures as and when required.

         For more information on payments under the exchange guarantee and the exchange debentures, you should refer to "Description of Exchange
Debentures--Subordination."

BANKING LAWS AND REGULATIONS COULD LIMIT OUR ACCESS TO FUNDS FROM BOSTON FEDERAL AND BROADWAY NATIONAL, OUR PRIMARY SOURCES OF LIQUIDITY, WHICH ARE NEEDED TO MAKE PAYMENTS UNDER THE EXCHANGE DEBENTURES.

         Historically, we have relied primarily on dividends from Boston Federal and Broadway National to pay our corporate expenses, to pay cash dividends on our common stock and to engage in repurchase programs for our common stock. Dividend payments from Boston Federal and Broadway National are subject to regulatory limitations, generally based on current and retained earnings, imposed by the various regulatory agencies with authority over each of the Banks. Payment of dividends by Boston Federal and Broadway National is also subject to each of the bank's profitability, financial condition and capital expenditures and other cash flow requirements. Bank regulatory agencies have authority to prohibit Boston Federal and Broadway National or us from engaging in an unsafe or unsound practice in conducting our business. The payment of dividends, depending upon the financial condition of Boston Federal and Broadway National or us, could be deemed to constitute an unsafe or unsound practice. The Federal Reserve has stated that, as a matter of prudent banking, a bank or bank holding company should not maintain its existing rate of cash dividends on common stock unless (i) the organization's net income available to common shareholders over the past year has been sufficient to fund fully the dividends; and (ii) the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality, and overall financial condition.

         On July 20, 2000, we announced our intention to repurchase up to 242,646 shares, or 5%, of our common stock. As of September 30, 2000, a total of 102,047 shares had been acquired and 140,599 shares remained to be acquired as part of this 5% stock repurchase program. In addition, based on our past dividend practices and the current number of outstanding shares of our common stock, we expect to pay at least approximately $2.5 million per year in cash dividends on our common stock. At September 30, 2000, we had cash and other liquid assets of $26.1 million on an unconsolidated basis, including the proceeds from the original capital securities offering. We expect to have sufficient liquidity to pay our corporate expenses, maintain regular payment of cash dividends to our common shareholders, complete our stock repurchase program and pay interest on the exchange debentures, until approximately December 31, 2005, after which we expect to rely on dividends or borrowings from Boston Federal and Broadway National to pay principal of and interest on the exchange debentures. However, we cannot assure you that we will have sufficient liquidity at the holding company to pay interest on the exchange debentures prior to December 31, 2005 without relying on dividends or borrowings from Boston Federal and Broadway National if, for example, we pursue a more aggressive strategy of repurchasing our common stock or make acquisitions using cash, in whole or in part, as consideration. In such circumstances, as well as after December 31, 2005, if we do not receive sufficient cash dividends or borrowings from Boston Federal and Broadway National, then it is unlikely that we will have sufficient funds to make payments under the exchange debentures.

         We are a multi-bank holding company regulated by the Federal Reserve System, and almost all of our operating assets are owned by Boston Federal and Broadway National. The Office of Thrift Supervision limits all capital distributions by Boston Federal, directly or indirectly, to us, including dividend payments. However, if the total amount of all capital distributions (including each proposed capital distribution) for the applicable calendar year exceeds net income to date for that year plus the retained net income (i.e., net income after deducting prior capital distributions) for the preceding two years, or if the amount of the proposed capital distribution would cause Boston Federal to fail to remain "adequately capitalized" under applicable laws and regulations, then Boston Federal must file an application to receive the prior approval of the Office of Thrift Supervision for the proposed capital distribution. As of September 30, 2000, approximately $14.5 million was available for the payment of dividends from Boston Federal to us without prior approval from the Office of Thrift Supervision. The foregoing assumes that the funds utilized to acquire Forward Financial are not a capital distribution under the regulations of the Office of Thrift Supervision. If, however, the Office of Thrift Supervision were to take the position that the funds utilized to acquire Forward Financial were a capital distribution, then the level of capital distributions available from Boston Federal would be significantly impacted. Under such circumstances, Boston Federal would be required to obtain approval from the Office of Thrift Supervision prior to the payment of any capital distributions to us, which in turn, would adversely affect our ability to make payments on the exchange debentures.

         Broadway National may not pay dividends out of its permanent capital and may not, without the approval of the Office of the Comptroller of the Currency, pay dividends in excess of the total of Broadway National's retained net income for the year combined with retained net income for the prior two years. As a national bank, Broadway National may not pay a dividend that would cause it to fall below regulatory capital standards. At September 30, 2000, Broadway National met all applicable regulatory capital standards. As of September 30, 2000, approximately $922,000 was available for the payment of dividends from Broadway National to us without prior approval from the Office of the Comptroller of the Currency. During the first nine months of 2000, Broadway National paid $874,000 in dividends to us and Boston Federal paid no dividends to us. In the aggregate, as of September 30, 2000, approximately $15.5 million was available for the payment of dividends from Boston Federal and Broadway National to us without prior regulatory approval .

         Under the prompt corrective action provisions of the Federal Deposit Insurance Act, Boston Federal and Broadway National are prohibited from making capital distributions, including the payment of dividends, if, after making any capital distribution, Boston Federal and Broadway National would become undercapitalized as defined under the Federal Deposit Insurance Act. Based on Boston Federal's and Broadway National's current financial condition, we do not currently expect that this provision will have any impact on the ability of Boston Federal and Broadway National to pay dividends to us. Payment of dividends by Boston Federal and Broadway National also may be restricted at any time at the discretion of the appropriate regulator if it deems the payment to constitute unsafe or unsound banking practice.

         In addition to regulatory restrictions on the payment of dividends, Boston Federal and Broadway National are subject to certain restrictions imposed by federal law on any extensions of credit it makes to, and certain other transactions with, its affiliates and on investments in stock or other securities of its affiliates. We are considered an affiliate of Boston Federal and Broadway National. These restrictions prevent affiliates of Boston Federal and Broadway National, including us, from borrowing from Boston Federal and Broadway National, unless various types of collateral secure the loans. Federal law limits the aggregate amount of loans to and investments in any single affiliate to 10% of each bank's capital stock and surplus and also limits the aggregate amount of loans to and investments in all affiliates to 20% of the each bank's capital stock and surplus. As of September 30, 2000, approximately $7.5 million of credit was available to us under this limitation.

         We cannot assure you that Boston Federal or Broadway National will be able to pay dividends or extend credit to us at past levels, or at all, in the future, which may prevent us from satisfying our obligations under the exchange debentures.

         Also, as a multi-bank holding company, our right to receive any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise (and thus your right to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent we are also recognized as a creditor of that subsidiary. For example, if Boston Federal is liquidated or reorganized, depositors of Boston Federal would have the right to receive distributions from Boston Federal before us unless we were also considered a creditor of Boston Federal. At September 30, 2000, our subsidiaries had total liabilities, including deposits, of $1.2 billion.

BOSTONFED BANCORP CAN DEFER INTEREST PAYMENTS ON THE EXCHANGE DEBENTURES, CAUSING YOUR PAYMENTS UNDER THE EXCHANGE CAPITAL SECURITIES TO STOP, WHICH WILL HAVE TAX CONSEQUENCES TO YOU AND MAY AFFECT THE MARKET PRICE OF THE EXCHANGE CAPITAL SECURITIES.

         We have the right, at one or more times, unless an event of default exists under the exchange debentures, to defer interest payments on the exchange debentures for up to 10 consecutive semi-annual periods, but not beyond October 1, 2030. If we defer interest payments, the Trust will defer paying distributions to you on your exchange capital securities during the deferral period. Additionally, during this period, any unpaid distributions on the exchange capital securities will accumulate additional distributions at the rate of 10.875% per year, compounded semi-annually, to the extent permitted by law. During this time, we will be prohibited from declaring or paying cash dividends on our common stock and preferred stock, if any, and making payments on our debt securities which rank equal to or junior to the exchange capital securities, including the 11.295% capital securities issued by BFD Preferred Capital Trust I. For more information, please refer to "Description of Exchange Capital Securities--Distributions."

         When any deferral period ends and we pay all interest then accrued and unpaid on the exchange debentures, we may elect to begin a new deferral period. There is no limitation on the number of times that we may elect to begin a deferral period. See "Description of Exchange Capital Securities--Distributions" and "Description of Exchange Debentures--Option to Extend Interest Payment Date."

         If we exercise our right to defer payments of interest on the exchange debentures, you will be required to accrue income (as original issue discount) in respect of the deferred stated interest allocable to your exchange capital securities for federal income tax purposes, which will be allocated but not distributed to you. As a result, you will be required to recognize income for federal income tax purposes before you receive any cash. Furthermore, if you dispose of your exchange capital securities prior to the record date for the distribution payment, you will not receive, from the Trust, the cash related to this interest income.

         As a result of our right to defer interest payments, the market price of the exchange capital securities, which represent preferred beneficial interests in the Trust, may be more volatile than the market prices of other securities that are not subject to such deferral options. We do not currently intend to exercise our right to defer interest payments on the exchange debentures. However, if we exercise this right in the future, the market price of the exchange capital securities will probably be affected. The exchange capital securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the exchange debentures. If you sell your exchange capital securities during a deferral period, you may not receive the same return on your investment as someone else who continues to hold the exchange capital securities.

DISTRIBUTION OF EXCHANGE DEBENTURES MAY HAVE A POSSIBLE ADVERSE EFFECT ON TRADING PRICES.

         We have the right to dissolve the Trust at any time if such dissolution and any distribution of the exchange debentures would not result in a taxable event to the holders of the exchange capital securities. If we dissolve the Trust, the Trust will be liquidated by distribution of the exchange debentures to holders of the exchange capital securities and the common securities.

         Under current federal income tax laws, a distribution of exchange debentures to you on the dissolution of the Trust would not be a taxable event to you. Nevertheless, if the Trust is classified for federal income tax purposes as an association taxable as a corporation at the time it is dissolved, the distribution of exchange debentures to you would be a taxable event. In addition, if there is a change in law, a distribution of exchange debentures to you on the dissolution of the Trust could also be a taxable event.

         Your investment in the exchange capital securities may decrease in value if the exchange debentures are distributed to you in liquidation of the Trust. We cannot predict the liquidity of the market price or market prices for the exchange debentures that maybe distributed. Accordingly, the exchange debentures that you receive upon a distribution, or the exchange capital securities you hold pending such distribution, may trade at a discount to the price that you paid to purchase the exchange capital securities. Because you may receive the exchange debentures, you must also make an investment decision with regard to the exchange debentures. You should carefully review all of the information regarding the exchange debentures contained in this prospectus.

YOU WILL HAVE LIMITED VOTING RIGHTS.

         As a holder of exchange capital securities, you will have limited voting rights. You can vote only to modify certain terms of the exchange capital securities or on the removal of the property and Delaware trustees of the Trust upon a limited number of events. We, along with the property trustee and the administrative trustees, may amend the trust agreement without your consent even if these actions adversely affect your interests, to ensure that the Trust:

         - will continue to be classified as a grantor trust for federal income tax purposes; and

         - will not be required to register as an "investment company" under the Investment Company Act of 1940.

         You will not have any voting rights regarding us or the administrative trustees or with respect to any matters submitted to a vote of our common stockholders. See "Description of Exchange Capital Securities--Removal of Issuer Trustees" and "--Voting Rights; Amendment of the Trust Agreement" for more information on your limited voting rights.

THE LIMITED COVENANTS RELATING TO THE EXCHANGE CAPITAL SECURITIES AND THE EXCHANGE DEBENTURES DO NOT PROTECT YOU.

         The covenants in the governing documents relating to the exchange capital securities and the exchange debentures are limited. As a result, the governing documents do not protect you in the event of an adverse change in our financial condition or results of operations. In addition, the governing documents do not limit our ability, or the ability of our subsidiaries, to incur additional debt. You should not consider the terms of the governing documents to be a significant factor in evaluating whether we will be able to comply with our obligations under the exchange debentures or the exchange guarantee.

TRADING CHARACTERISTICS OF THE EXCHANGE CAPITAL SECURITIES MAY CREATE ADVERSE TAX CONSEQUENCES FOR YOU.

         The exchange capital securities may trade at a price that does not reflect the value of the accrued but unpaid interest on the underlying exchange debentures. If you dispose of your exchange capital securities between the record date for payments on the exchange capital securities, you may have adverse tax consequences. Under these circumstances, you will be required to include accrued but unpaid interest on the exchange debentures allocable to the exchange capital securities through the date of disposition in your income. If interest on the exchange debentures is included in income under the original issue discount provisions, you would add this amount to your adjusted tax basis in your share of the underlying exchange debentures deemed disposed. If your selling price is less than your adjusted tax basis, which will include all accrued but unpaid original issue discount interest included in your income, you could recognize a capital loss which cannot be applied to offset ordinary income for federal income tax purposes, subject to exceptions. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales or Redemptions of Capital Securities" for more information on possible adverse tax consequences to you.

YOUR FAILURE TO EXCHANGE ORIGINAL CAPITAL SECURITIES MAY ADVERSELY AFFECT YOUR ABILITY TO SELL SUCH SECURITIES.

         The original capital securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an available exemption from the applicable securities laws or in a transaction not subject to such laws and in each case in compliance with certain other conditions and restrictions. Original capital securities which remain outstanding after consummation of the exchange offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the exchange offer, holders of original capital securities which remain outstanding will not be entitled to any rights to have such original capital securities registered under the Securities Act or to any similar rights under the registration rights agreement, subject to certain limited exceptions. We and the Trust do not intend to register under the Securities Act any original capital securities which remain outstanding after consummation of the exchange offer, subject to such limited exceptions, if applicable. To the extent that original capital securities are tendered and accepted in the exchange offer, your ability to sell untendered original capital securities could be adversely affected.

         The exchange capital securities and any original capital securities which remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the trust agreement. See "Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement."

ABSENCE OF RATINGS AND PUBLIC MARKET; RESTRICTIONS ON RESALE.

         Neither the original capital securities nor the exchange capital securities have been rated by any rating agency. The original capital securities were issued to, and we believe such securities are currently owned by, less than seven beneficial owners. We have not registered the original capital securities under the Securities Act and they will be subject to restrictions on transferability if they are not exchanged for the exchange capital securities. Although the exchange capital securities may be resold or otherwise transferred by the holders who are not affiliates of BostonFed Bancorp, Inc. or the Trust without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market and will be transferable only in blocks having a liquidation amount of not less than $100,000 (100 exchange capital securities).

         There is no existing market for the original capital securities nor the exchange capital securities and there can be no assurance as to:

         - the liquidity of any markets that may develop for the original capital securities or the exchange capital securities;

         - the ability of the holders to sell the original capital securities or the exchange capital securities; or

         - the price, if any, at which holders of the original capital securities, or, the exchange capital securities, will be able to sell their original capital securities or the exchange capital securities, as the case may be.

         If a public trading market develops, future trading prices of the exchange capital securities will depend on many factors, including, among others, prevailing interest rates, our operating results and the market for similar securities. The initial purchaser has informed the Trust and us that it intends to make a market in the original capital securities and the exchange capital securities. However, the initial purchaser is not obligated to do so and any such activity may be terminated at any time without notice to the holders of the original capital securities or the exchange capital securities, as applicable. In addition, any market making activity will be subject to the limits of the Securities Act and may be limited during the pendency of the exchange offer.

         Accordingly, we cannot assure you that an active public or other market will develop for the exchange capital securities, or as to the liquidity of or the trading market for the exchange capital securities. If an active public market does not develop, the market price and liquidity of the exchange capital securities may be adversely affected. In addition, neither we nor the Trust intend to apply for listing of the exchange capital securities on any securities exchange or for quotation through The Nasdaq Stock Market, Inc. See "Plan of Distribution."

         Notwithstanding the registration of the exchange capital securities in the exchange offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of us or the Trust may publicly offer for sale or resell the exchange capital securities only in compliance with the provisions of Rule 144 under the Securities Act.

         Each broker-dealer that receives exchange capital securities for its own account in exchange for original capital securities, where such original capital securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange capital securities. See "Plan of Distribution."

         We are not obligated to notify you of defects or irregularities in the exchange offer procedures.

         Subject to conditions set forth under "The Exchange Offer--Conditions to the Exchange Offer," issuance of the exchange capital securities in exchange for original capital securities under the exchange offer will be made only after a timely receipt by the Trust of:

         - a book-entry confirmation evidencing the tender of such original capital securities through ATOP; or

         - certificates representing such original capital securities, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other required documents.

         Therefore, holders of the original capital securities desiring to tender such original capital securities should allow sufficient time to ensure timely delivery. See "The Exchange Offer--Acceptance for Exchange and Issuance of Exchange Capital Securities" and "--Procedures for Tendering Original Capital Securities." Neither we nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of original capital securities for exchange.

RISK FACTORS RELATING TO BOSTONFED BANCORP

CREDITORS OF OUR SUBSIDIARIES HAVE PRIORITY OVER YOU IN THE EVENT OF A DISTRIBUTION OF OUR SUBSIDIARIES' ASSETS.

         The creditors of our subsidiaries have priority over us and you in any distribution of our subsidiaries' assets in a liquidation or reorganization. We are a holding company and our assets are primarily composed of our investment in the stock of our subsidiaries. The creditors of our subsidiaries will have priority over us and you in any distribution of the subsidiaries' assets in a liquidation, reorganization or otherwise, except to the extent that we are recognized as a creditor of our subsidiaries. We will depend on funds available to us as well as dividends and other amounts we receive from our subsidiaries to make payments on the exchange debentures. If we do not have sufficient funds and if our subsidiaries make no distributions to us, we may not be able to make payments on the exchange debentures and the Trust will not be able to make payments to you on the exchange capital securities.

CHANGES IN ECONOMIC CONDITIONS COULD LEAD TO HIGHER LOAN CHARGE-OFFS AND REDUCE OUR INCOME AND GROWTH.

         Boston Federal's and Broadway National's loan portfolios include many real estate secured loans. Real estate loans are in demand when interest rates are low and economic conditions are favorable. Even when economic conditions are favorable and interest rates are low, these conditions may not continue.

         An increase in unemployment, a decrease in real estate values or further increases in interest rates could weaken the local economy. Weakness in our market area could depress our earnings and consequently our financial condition because:

          -       customers may not want or need our products and services;

          -       borrowers may not be able to repay their loans;

         - the value of the collateral securing our loans to borrowers may decline; and

          -       the quality of our loan portfolio may decline.

         Any of the latter three scenarios could require us to "charge-off" a higher percentage of our loans and/or increase our provisions for loan losses, which would reduce our income.

RISING INTEREST RATES MAY REDUCE OUR NET INCOME AND FUTURE CASH FLOWS.

         Our primary source of income is our net interest income, which is the difference between the interest income earned on its interest earning assets and the interest expense incurred on its interest bearing liabilities. At September 30, 2000, our one year interest rate sensitivity gap (the difference between our interest rate sensitive assets maturing or repricing within one year and our interest rate sensitive liabilities maturing or repricing within one year, expressed as a percentage of total assets) was negative 0.13%. In a rising interest rate environment, an institution with a negative gap would generally be expected, absent the effects of other factors, to experience a greater increase in its cost of liabilities relative to its yield on assets, and thus decrease an institution's net interest income. Because interest rates are established by competition, we have limited control over our net interest income.

         Under Office of Thrift Supervision regulations, as a federal savings bank, Boston Federal is required to monitor changes in the net present value of the expected future cash flows of its assets and liabilities, which is referred to as net portfolio value or NPV. In addition, we monitor our NPV ratio, which is our NPV divided by the estimated market value of total assets. The NPV ratio can be viewed as a corollary to our capital ratios. To monitor our overall sensitivity to changes in interest rates, we simulate the effect of instantaneous changes in interest rates of up to 200 basis points on our assets and liabilities. As of September 30, 2000, an increase in interest rates of 200 basis points would have reduced our NPV by approximately 12.13%, resulting in an NPV ratio of 8.70%. There can be no assurance that future changes in our mix of assets and liabilities will not result in more extensive declines in our NPV and NPV ratio.

OUR FOCUS ON COMMERCIAL AND CONSUMER LENDING MAY HURT OUR RESULTS OF OPERATIONS.

         Our business strategy centers on continuing to increase our emphasis on commercial loans (commercial real estate, multi-family, construction and business loans) and consumer lending activities in order to expand our net interest margin. Consistent with this strategy, we have reduced the percentage of our assets that are lower-yielding, including one- to four-family residential first mortgage loans, and increased the percentage of our commercial and consumer loans, which have higher risk-adjusted returns and shorter maturities than one- to four-family residential first mortgage loans. At September 30, 2000, commercial and consumer loans totaled $222.2 million, which represented 16.8% of total assets as compared to $197.0 million, which represented 15.7% of total assets at December 31, 1999 and $134.8 million, which represented 11.8% of total assets at December 31, 1998.

         Our commercial and consumer lending strategy may take a period of time to implement fully and may require the incurrence of additional expenses to originate the desired volume of non-residential loans. Specifically, in recent years, we have incurred above average non-interest expense levels, which are primarily related to our transition into commercial and consumer lending and the maintenance of our mortgage banking activities. Total non-interest expense for the year ended December 31, 1999 was $25.3 million, compared to $23.9 million for 1998. The primary reason for the increase was increased staff levels for the establishment of our commercial and consumer lending departments, the inclusion of Forward Financial's compensation and benefits from its acquisition on December 7, 1999, and normal year-over-year salary increases. Our efficiency ratio was 60.8% for the year ended December 31, 1999, compared to 59.7% for the year ended December 31, 1998, and was 65.2% for the nine months ended September 30, 2000, compared to 60.5% for the nine months ended September 30, 1999.

         Our mortgage banking activities depend highly on the real estate market and the level and trend of interest rates. While some of our expenses in this operation are variable, a significant portion are fixed in the short-term and as a result can contribute to periodic variances in our non-interest expense. Additionally, expenses have been incurred over recent periods related to data processing, equipment and personnel related to our commercial banking operations. We cannot assure you that our increased expenditures will result in our meeting our objective to increase our level of commercial and consumer loans. Factors that may affect our ability to increase originations of these loans include the demand for these loans, interest rates, our ability to recruit and retain commercial lenders and the state of the local and national economy.

         If we continue to increase the level of our commercial and consumer loans, we will increase our credit risk profile relative to traditional thrift institutions that have higher concentrations of one- to four-family loans. Boston Federal began originating commercial business loans in 1998. Commercial business loans, amounting to $13.6 million at September 30, 2000, are generally secured by a variety of collateral, primarily equipment, assets and accounts receivable, and are generally supported by personal guarantees. Unlike one- to four-family mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial business loans are of higher risk and typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself. Further, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value.

         Consumer loans entail greater risk than one- to four-family mortgage loans, particularly, in the case of consumer loans which are unsecured or secured by rapidly depreciating assets, such as equipment, machinery or automobiles, or receivables which may be uncollectible, in whole or in part. In such cases, repossessed collateral for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance. Additionally, the repayment of consumer loans generally is dependent on the borrower's continuing financial stability and, therefore, is more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Finally, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans in the event of a default.

         Loans secured by commercial real estate properties are generally larger and, similar to other commercial type loans, involve a greater degree of credit risk than one- to four-family residential mortgage loans. Because payments on loans secured by commercial real estate properties are often dependent on the successful operation or management of the properties, repayment of such loans may be more subject to the real estate market or the economy than one- to four-family mortgage loans.

         Construction and land financing is generally considered to involve a higher degree of credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction or development compared to the estimated cost (including interest) of construction. If the estimate of value proves to be inaccurate, the loan's collateral may have a value which is insufficient to assure full repayment.

         We seek to minimize these lending risks, through our underwriting standards. A substantial portion of our commercial business loans have been originated recently and have not been subject to unfavorable economic conditions. We cannot assure you that a downturn in the local economy, however, would not have a material adverse effect on the quality of the commercial business loan portfolio, or on the commercial real estate and construction loan portfolios, thereby resulting in material delinquencies and losses to our operations.

                                 USE OF PROCEEDS

         Neither we nor the Trust will receive any cash proceeds from the issuance of the exchange capital securities and the exchange guarantee. In consideration for issuing the exchange capital securities in exchange for original capital securities as described in this prospectus, the Trust will receive original capital securities in like liquidation amount. The original capital securities surrendered in exchange for the exchange capital securities will be retired and canceled.

         All of the proceeds from the sale by the Trust of its original capital securities and common securities were invested by the Trust in the original junior subordinated debentures. We received approximately $21.1 million in net proceeds from the sale of the original junior subordinated debentures. We deposited all of the net proceeds from the sale of the original junior subordinated debentures to Boston Federal, which in turn initially used the funds to repay maturing FHLB advances.

                            REGULATORY CAPITAL RATIOS

         The following table sets forth our consolidated capital ratios at September 30, 2000. Consummation of the exchange offer will have no effect on our consolidated capital ratios.

                                                          AT SEPTEMBER 30, 2000
                                                          ---------------------
Tier 1 risk-based capital..............................           12.7%
Total risk-based capital...............................           14.3%
Leverage ratio.........................................           7.7%

                              ACCOUNTING TREATMENT

         For financial reporting purposes, the Trust is treated as our subsidiary and its accounts are included in our consolidated financial statements. The capital securities are presented as a separate line item in our consolidated balance sheet and appropriate disclosures about the capital securities, the guarantee and the junior subordinated debentures will be included in the notes to consolidated financial statements. For financial reporting purposes, we will record distributions on the capital securities as a component of non-interest expense in the consolidated statements of income.

         Future reports we file under the Exchange Act will include a footnote to the consolidated financial statements stating that:

         -        the Trust is wholly-owned;

         - the sole assets of the Trust are the junior subordinated debentures (specifying the principal amount, interest rate and maturity date of such junior subordinated debentures); and

         - our obligations under the trust agreement, the junior subordinated debentures and related indenture and the guarantee, in the aggregate, constitute a full and unconditional guarantee by us of the obligations of the Trust under the capital securities.

         We expect that the Trust will not be required to provide separate reports under the Exchange Act.

                                 CAPITALIZATION

         The following table sets forth our consolidated capitalization at September 30, 2000. Consummation of the exchange offer will have no effect on our consolidated capitalization.

                                                                       AT
                                                              SEPTEMBER 30, 2000
                                                              ------------------
                                                                   (UNAUDITED,
                                                                  IN THOUSANDS)
Long-term borrowings......................................          $184,000
Corporation-obligated mandatorily redeemable
 capital securities(1)....................................            32,000
Stockholders' equity:
Preferred stock, $0.01 par value, 1,000,000 shares
 authorized, no shares issued.............................                --
Common stock, $0.01 par value, 17,000,000 shares
 authorized, 6,589,617 shares issued......................                66
Additional paid-in capital................................            67,450
Retained earnings.........................................            56,010
Accumulated other comprehensive (loss)....................              (760)
Treasury stock at cost - 1,838,736 shares at
 September 30, 2000.......................................           (32,295)
Unallocated ESOP shares...................................            (1,663)
Unearned 1996 stock-based incentive plan..................              (173)
                                                                    --------
Total stockholders' equity................................            88,635
                                                                    --------
Total capitalization(2)...................................          $118,285
                                                                    ========


------------------------------------

(1) The subsidiary trusts are BFD Preferred Capital Trust I, which issued trust preferred securities on July 26, 2000 and holds $10.3 million in 11.295% junior subordinated notes issued by us to BFD Preferred Capital Trust I, and BFD Preferred Capital Trust II, which issued the original capital securities on September 22, 2000 and holds $22.7 million in original junior subordinated debentures.

(2) Of the $32.0 million of trust preferred securities outstanding at September 30, 2000 a total of $29.7 million was includable in total capitalization due to regulatory limitations.

                           REGULATION AND SUPERVISION

         We are a multi-bank holding company regulated by the Federal Reserve System, and almost all of our operating assets are owned by Boston Federal and Broadway National. Thus, our ability to pay principal of, and interest on, the junior subordinated debentures depends almost entirely on cash dividends we receive from our bank subsidiaries.

         The Office of Thrift Supervision limits all capital distributions by Boston Federal, directly or indirectly, to us, including dividend payments. However, if the total amount of all capital distributions (including each proposed capital distribution) for the applicable calendar year exceeds net income to date for that year plus the retained net income (i.e., net income after deducting prior capital distributions) for the preceding two years, or if the amount of the proposed capital distribution would cause Boston Federal to fail to remain "adequately capitalized" under applicable laws and regulations, then Boston Federal must file an application to receive the prior approval of the Office of Thrift Supervision for the proposed capital distribution. As of September 30, 2000, approximately $14.5 million was available for the payment of dividends from Boston Federal to us without prior approval from the Office of Thrift Supervision. The foregoing assumes that the funds utilized to acquire Forward Financial are not a capital distribution under the regulations of the Office of Thrift Supervision. If, however, the Office of Thrift Supervision were to take the position that the funds utilized to acquire Forward Financial were a capital distribution, then the level of capital distributions available from Boston Federal would be significantly impacted. Under such circumstances, Boston Federal would be required to obtain approval from the Office of Thrift Supervision prior to the payment of any capital distributions to us, which in turn, would adversely affect our ability to make payments on the junior subordinated debentures.

         Broadway National may not pay dividends out of its permanent capital and may not, without the approval of the Office of the Comptroller of the Currency, pay dividends in excess of the total of Broadway National's retained net income for the year combined with retained net income for the prior two years. As a national bank, Broadway National may not pay a dividend that would cause it to fall below regulatory capital standards. At September 30, 2000, Broadway National met all applicable regulatory capital standards. As of September 30, 2000, approximately $922,000 was available for the payment of dividends from Broadway National to us without prior approval from the Office of the Comptroller of the Currency. During the first nine months of 2000, Broadway National paid $874,000 in dividends to us and Boston Federal paid no dividends to us. In the aggregate, as of September 30, 2000, approximately $15.5 million was available for the payment of dividends from Boston Federal and Broadway National to us without prior regulatory approval.

         Under the prompt corrective action provisions of the Federal Deposit Insurance Act, Boston Federal and Broadway National are prohibited from making capital distributions, including the payment of dividends, if, after making any capital distribution, Boston Federal and Broadway National would become undercapitalized as defined under the Federal Deposit Insurance Act. Based on Boston Federal's and Broadway National's current financial condition, we do not currently expect that this provision will have any impact on the ability of Boston Federal and Broadway National to pay dividends to us. Payment of dividends by Boston Federal and Broadway National also may be restricted at any time at the discretion of the appropriate regulator if it deems the payment to constitute unsafe or unsound banking practice.

         If we do not receive sufficient cash dividends from Boston Federal and Broadway National, it is unlikely that we will have sufficient funds to make payments on the exchange debentures or that the Trust will be able to make the related payments on the exchange capital securities. See "Description of Exchange Capital Securities" and "Description of Exchange Debentures."

         Other statutes and regulations that affect us, Boston Federal and Broadway National are summarized in "Item 1. Business -- Regulation and Supervision" of our annual report on Form 10-K for the fiscal year ended December 31, 1999, which is incorporated into this prospectus by reference. See "Incorporation of Certain Documents by Reference."

                         BFD PREFERRED CAPITAL TRUST II

         The Trust is a statutory business trust created under Delaware law upon the filing of a certificate of trust with the Delaware Secretary of State. The Trust exists for the exclusive purposes of:

         - issuing and selling the capital securities and the common securities;

         - using the proceeds from the sale of the capital securities and the common securities to acquire the junior subordinated debentures issued by us; and

         - engaging in only those other activities necessary, advisable or incidental thereto, including the exchange offer.

         The junior subordinated debentures are the sole assets of the Trust, and, accordingly, payments under the junior subordinated debentures are the sole revenues of the Trust. We own all of the common securities of the Trust, which have an aggregate liquidation amount equal to at least 3% of the total capital of the Trust. The common securities rank pari passu, and payments will be made thereon pro rata, with the capital securities, except that upon the occurrence and continuance of an event of default under the trust agreement resulting from an event of default under the junior subordinated debentures, our rights as holder of the common securities to payments in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the capital securities. See "Description of Capital Securities--Subordination of Common Securities."

         The Trust has a term of 35 years, but may dissolve earlier as provided in its Amended and Restated Declaration of Trust, referred to in this prospectus as the trust agreement. The Trust's business and affairs are conducted by the issuer trustees. The trustees for the Trust are Wilmington Trust Company, as the property trustee and as the Delaware trustee, and three administrative trustees who are our officers. Wilmington Trust Company will also act as guarantee trustee under the exchange guarantee and as debenture trustee under the indenture. See "Description of Exchange Guarantee" and "Description of Exchange Debentures." The holder of the common securities of the Trust or, if an event of default under the trust agreement has occurred and is continuing, the holders of a majority in liquidation amount of the capital securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee. In no event will the holders of the exchange capital securities have the right to vote to appoint, remove or replace the administrative trustees; such voting rights will be vested exclusively in the holder of the common securities.

         The trust agreement governs the duties and obligations of each issuer trustee. As issuer of the exchange debentures, we will pay all fees, expenses, debts and obligations (other than the payment of principal of, and interest on, the exchange capital securities) related to the Trust and the offering of the exchange capital securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. The principal executive office of the Trust is c/o BostonFed Bancorp, Inc., 17 New England Executive Park, Burlington, Massachusetts 01803 and its telephone number is (781) 273-0300.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

         In connection with the sale of the original capital securities, we and the Trust entered into the registration rights agreement with the initial purchasers, under which we and the Trust agreed to file and to use our best efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the original capital securities for exchange capital securities with terms identical in all material respects to the terms of the original capital securities. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

         We and the Trust are making the exchange offer to satisfy contractual obligations under the registration rights agreement. The form and terms of the exchange capital securities are the same as the form and terms of the original capital securities except that the exchange capital securities have been registered under the Securities Act and will not provide for any increase in the distribution rate and certain restrictions on transfer applicable to the original capital securities. In that regard, the original capital securities provide, among other things, that, if the Trust has not exchanged the exchange capital securities for all original capital securities validly tendered on or prior to the 45th day after the registration statement is declared effective, the distribution rate borne by the original capital securities will increase by 25 basis points per annum until the exchange offer is consummated. Upon consummation of the exchange offer, holders of original capital securities will not be entitled to any increase in the distribution rate on the original capital securities or any further registration rights under the registration rights agreement, except under limited circumstances. See "Risk Factors."

         The exchange offer is not being made to, nor will the Trust accept tenders for exchange from, holders of original capital securities in any jurisdiction in which the exchange offer or its acceptance would not be in compliance with the securities or blue sky laws of such jurisdiction.

         Unless the context requires otherwise, the term "holder" with respect to the exchange offer means any person in whose name the original capital securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose original capital securities are held of record by DTC who desires to deliver such original capital securities by book-entry transfer at DTC.

         Under the exchange offer, we will exchange as soon as practicable after the date of this prospectus the original guarantee for the exchange guarantee and the original junior subordinated debentures, in an amount corresponding to the original capital securities accepted for exchange, for a like aggregate principal amount of the exchange debentures. The exchange guarantee and exchange debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

         Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, the Trust hereby offers to exchange up to $22,000,000 aggregate liquidation amount of exchange capital securities for a like aggregate liquidation amount of original capital securities properly tendered on or prior to the expiration date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the expiration date, an aggregate liquidation amount of up to $22,000,000 of exchange capital securities in exchange for a like aggregate liquidation amount of outstanding original capital securities tendered and accepted in connection with the exchange offer. Holders may tender their original capital securities in whole or in part in a liquidation amount of not less than $100,000, which equals 100 original capital securities, or any integral multiple of $1,000 liquidation amount, which equals one original capital security, in excess of $100,000.

         The exchange offer is not conditioned upon any minimum liquidation amount of original capital securities being tendered. As of the date of this prospectus, $22,000,000 aggregate liquidation amount of the original capital securities is outstanding.

         You do not have any appraisal or dissenters' rights in connection with the exchange offer. Original capital securities which are not tendered for or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the trust agreement, but will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. See "Risk Factors" and "Description of Original Securities."

         If we do not accept any tendered original capital securities for exchange because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, certificates for any such unaccepted original capital securities will be returned, without expense, to the tendering holder promptly after the expiration date.

         Holders who tender original capital securities in connection with the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original capital securities in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See "--Fees and Expenses."

         Neither we, our Board of Directors nor any administrative trustee of the Trust makes any recommendation to you as to whether to tender or refrain from tendering all or any portion of your original capital securities pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. You must make your own decisions whether to tender pursuant to the exchange offer and, if so, the aggregate amount of original capital securities to tender based your own financial positions and requirements.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

         The term "expiration date" means 5:00 p.m., Eastern time, on April 23, 2001, unless we or the Trust extends the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.

         We and the Trust expressly reserve the right in our sole and absolute discretion, subject to applicable law, at any time and from time to time:

         - to delay the acceptance of the original capital securities for exchange;

         - to terminate the exchange offer, whether or not any original capital securities have theretofore been accepted for exchange, if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied;

         - to extend the expiration date of the exchange offer and retain all original capital securities tendered under the exchange offer, subject, however, to the right of holders of original capital securities to withdraw their tendered original capital securities as described under "--Withdrawal Rights;" and

         - to waive any condition or otherwise amend the terms of the exchange offer in any respect.

         If we amend the exchange offer in a manner we and the Trust determine to constitute a material change, or if we and the Trust waive a material condition of the exchange offer, we and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the original capital securities, and we and the Trust will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

         Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice to the exchange agent and by making a public announcement, and such announcement in the case of an extension will be made no later than 9:00 a.m., Eastern time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which we and the Trust may choose to make any public announcement and subject to applicable law, we and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE CAPITAL SECURITIES

         Upon the terms and subject to the conditions of the exchange offer, the Trust will exchange, and will issue to the exchange agent, exchange capital securities for original capital securities validly tendered and not withdrawn promptly after the expiration date.

         In all cases, delivery of exchange capital securities in exchange for original capital securities tendered and accepted for exchange under the exchange offer will be made only after timely receipt by the exchange agent of
(1) the book-entry confirmation described below under "--Procedures for Tendering Original Capital Securities Book-Entry Transfer" or (2) certificates representing such original capital securities, the letter of transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other documents required by the letter of transmittal.

         Subject to the terms and conditions of the exchange offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, original capital securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the exchange agent of the Trust's acceptance of such original capital securities for exchange under the exchange offer. The exchange agent will act as agent for the Trust for the purpose of receiving tenders of book-entry confirmations or certificates representing original capital securities, letters of transmittal and related documents, and as agent for tendering holders for the purpose of receiving book-entry confirmations or certificates representing original capital securities, letters of transmittal and related documents and transmitting exchange capital securities to validly tendering holders. Such exchange will be made promptly after the expiration date. If for any reason whatsoever, acceptance for exchange or the exchange of any original capital securities tendered pursuant to the exchange offer is delayed, whether before or after the Trust's acceptance for exchange of original capital securities, or the Trust extends the exchange offer or is unable to accept for exchange or exchange original capital securities tendered under the exchange offer, then, without prejudice to the Trust's rights set forth in this prospectus, the exchange agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered original capital securities and such original capital securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

         In accordance with the letter of transmittal, a holder of original capital securities will warrant and agree that it has full power and authority to tender, exchange, sell, assign and transfer the original capital securities, that the Trust will acquire good, marketable and unencumbered title to the tendered original capital securities, free and clear of all liens, restrictions, charges and encumbrances, and the original capital securities tendered for exchange are not subject to any adverse claims or proxies. Such holder also will warrant and agree that it will, upon request, execute and deliver any additional documents the Trust or the exchange agent deems necessary or desirable to complete the exchange, sale, assignment, and transfer of the original capital securities tendered under the exchange offer. Tendering holders of original capital securities that use ATOP will, by so doing, acknowledge that they are bound by the terms of the letter of transmittal.

PROCEDURES FOR TENDERING ORIGINAL CAPITAL SECURITIES

         VALID TENDER. Except as set forth in this prospectus, in order for original capital securities to be validly tendered under the exchange offer, a properly completed and duly executed letter of transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the exchange agent at its address set forth under "--Exchange Agent," and, in addition, one of the following:

         - tendered original capital securities must be received by the exchange agent;

         - such original capital securities must be tendered pursuant to the procedures for book-entry transfer set forth in this prospectus and a book-entry confirmation must be received by the exchange agent, in each case on or prior to the expiration date; or

         - the guaranteed delivery procedures set forth in this prospectus must be complied with.

         If less than all of the original capital securities are tendered, a tendering holder should fill in the amount of original capital securities being tendered in the appropriate box on the letter of transmittal or so indicate in an agent's message in lieu of the letter of transmittal. The entire amount of original capital securities delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

         The method of delivery of the book-entry confirmations or certificates, the letter of transmittal and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, we recommend using registered mail, return receipt requested, properly insured, or an overnight delivery service. In all cases, sufficient time should be allowed to ensure timely delivery.

         BOOK-ENTRY TRANSFER. For purposes of the exchange offer, the exchange agent will establish an account with respect to the original capital securities at DTC as soon as practicable. Any tendering financial institution that is a participant in DTC's book-entry transfer facility system must make a book-entry delivery of the original capital securities by causing DTC to transfer such original capital securities into the exchange agent's account at DTC in accordance with DTC's ATOP procedures for transfers. Such holder of original capital securities using ATOP should transmit its acceptance to DTC on or prior to the expiration date, or comply with the guaranteed delivery procedures set forth below. DTC will verify such acceptance, execute a book-entry transfer of the tendered original capital securities into the exchange agent's account at DTC and then send to the exchange agent confirmation of such book-entry transfer, including an agent's message confirming that DTC has received an express acknowledgment from such holder that such holder has received and agrees to be bound by the letter of transmittal and that we and the Trust may enforce the letter of transmittal against such holder. We refer to this procedure as a book-entry confirmation.

         If you are a beneficial owner of original capital securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian, we urge you to contact such entity promptly if you wish to participate in the exchange offer.

         CERTIFICATES. If the tender is not made through ATOP, certificates representing original capital securities, as well as the letter of transmittal, or facsimile thereof, properly completed and duly executed, with any required signature guarantees, and any other required documents required by the letter of transmittal, must be received by the exchange agent at its address set forth under "--Exchange Agent" on or prior to the expiration date in order for such tender to be effective, or the guaranteed delivery procedure set forth herein must be complied with.

         If less than all of the original capital securities are tendered, a tendering holder should fill in the amount of original capital securities being tendered in the appropriate box on the letter of transmittal. The entire amount of original capital securities delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

         SIGNATURE GUARANTEES. Certificates for the original capital securities need not be endorsed and signature guarantees on the letter of transmittal are unnecessary unless:

         - a certificate for the original capital securities is registered in a name other than that of the person surrendering the certificate; or

         - the holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal.

         In the case of the above conditions, such certificates for original capital securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the letter of transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (1) a bank; (2) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (3) a credit union; (4) a national securities exchange, registered securities association or clearing agency; or (5) a savings association that is a participant in a Securities Transfer Association, which institutions are referred to in this prospectus as an eligible institution, unless surrendered on behalf of such eligible institution. See Instruction 1 to the letter of transmittal.

         DELIVERY. Notwithstanding any other provision hereof, the delivery of exchange capital securities in exchange for original capital securities tendered and accepted for exchange pursuant to the exchange offer will in all cases be made only after timely receipt by the exchange agent of:

         - a book-entry confirmation with respect to such original capital securities; or

         - certificates representing original capital securities and a properly completed and duly executed letter of transmittal, or facsimile thereof, together with any required signature guarantees and any other documents required by the letter of transmittal.

         Accordingly, the delivery of exchange capital securities might not be made to all tendering holders at the same time, and will depend upon when book-entry confirmations with respect to original capital securities or certificates representing original capital securities and other required documents are received by the exchange agent.

         Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the exchange agent.

         GUARANTEED DELIVERY. If a holder desires to tender original capital securities under the exchange offer and the certificates for such original capital securities are not immediately available or time will not permit all required documents to reach the exchange agent on or prior to the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, such original capital securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

         -        such tenders are made by or through an eligible institution

         - properly completed and duly executed notice to the exchange agent guaranteeing delivery to the exchange agent of either certificates representing original capital securities or a book-entry confirmation in compliance with the requirements set forth in this prospectus, the notice of guaranteed delivery, substantially in the form accompanying the letter of transmittal, is received by the exchange agent, as provided herein, on or prior to the expiration date; and

          - a book-entry confirmation or the certificates representing all tendered original capital securities, in proper form for transfer, together with a properly completed and duly executed letter of transmittal, or facsimile thereof, with any required signature guarantees and any other documents required by the letter of transmittal, are, in any case, received by the exchange agent within three Nasdaq National Market trading days after the date of execution of such notice of guaranteed delivery.

         The notice of guaranteed delivery may be delivered by hand, or transmitted by facsimile or mail to the exchange agent and must include a guarantee by an eligible institution in the form set forth in such notice.

         The Trust's acceptance for exchange of original capital securities tendered in compliance with any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the exchange offer.

         DETERMINATION OF VALIDITY. We and the Trust will determine all questions as to the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered original capital securities, in our sole discretion, and the determination shall be final and binding on all parties. We and the Trust reserve the absolute right, in our sole and absolute discretion, to reject any and all tenders determined by us not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to us and the Trust, be unlawful. We and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the exchange offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of original capital securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

         The Trust's and our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions thereto, will be final and binding. No tender of original capital securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither us, the Trust, any affiliates or assigns of us or the Trust, the exchange agent or any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

         If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by us and the Trust, proper evidence satisfactory to us and the Trust, in our sole discretion, of such person's authority to so act must be submitted.

RESALES OF EXCHANGE CAPITAL SECURITIES

         The Trust is making the exchange offer for the exchange capital securities in reliance on the position of the staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither we nor the Trust sought our own interpretive letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the exchange offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Commission, and subject to the two immediately following sentences, we and the Trust believe that exchange capital securities issued under this exchange offer in exchange for original capital securities may be offered for resale, resold and otherwise transferred by a holder, other than a holder who is a broker-dealer, without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such exchange capital securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution, within the meaning of the Securities Act, of such exchange capital securities. However, any holder of original capital securities who is an affiliate of us or the Trust or who intends to participate in the exchange offer for the purpose of distributing exchange capital securities, or any broker-dealer who purchased original capital securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

         - will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters;

         - will not be permitted or entitled to tender such original capital securities in the exchange offer; and

         - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such original capital securities or, if distributed, junior subordinated debentures, unless such sale is made in reliance on an exemption from such requirements.

In addition, as described below, if any broker-dealer holds original capital securities acquired for its own account as a result of market-making or other trading activities and exchanges such original capital securities for exchange capital securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such exchange capital securities.

         Each holder of original capital securities who wishes to exchange original capital securities for exchange capital securities in the exchange offer will be required to represent that

         -        it is not an affiliate of us or the Trust;

         - any exchange capital securities to be received by it are being acquired in the ordinary course of its business;

         - it has no arrangement or understanding with any person to participate in a distribution, within the meaning of the Securities Act, of such exchange capital securities; and

         - if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution, within the meaning of the Securities Act, of such exchange capital securities.

         We and the Trust may require such holder, as a condition to such holder's eligibility to participate in the exchange offer, to furnish to us and the Trust (or an agent of the Trust) in writing information as to the number of "beneficial owners," within the meaning of Rule 13d-3 under the Exchange Act, on behalf of whom such holder holds the capital securities to be exchanged in the exchange offer. Each broker-dealer that receives exchange capital securities for its own account as a result of the exchange offer must acknowledge that it acquired the original capital securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange capital securities. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. Based on the position taken by the staff of the Commission in the interpretive letters referred to above, we and the Trust believe that participating broker-dealers who acquired original capital securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the exchange capital securities received upon exchange of such original capital securities, other than original capital securities which represent an unsold allotment from the initial sale of the original capital securities, with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such exchange capital securities. Accordingly, this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer during the period referred to below in connection with resales of exchange capital securities received in exchange for original capital securities where such original capital securities were acquired by such participating broker-dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the registration rights agreement, we and the Trust have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of such exchange capital securities for a period ending 90 days after the expiration date, subject to extension under certain limited circumstances described below, or, if earlier, when all such exchange capital securities have been disposed of by such participating broker-dealer. See "Plan of Distribution." However, a participating broker-dealer who intends to use this prospectus in connection with the resale of exchange capital securities received in exchange for original capital securities pursuant to the exchange offer must notify us or the Trust, or cause us or the Trust to be notified, on or prior to the expiration date, that it is a participating broker-dealer. Such notice may be given in the space provided for that purpose in the letter of transmittal or may be delivered to the exchange agent at the address set forth herein under "--Exchange Agent." Any participating broker-dealer who is an affiliate of us or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

         Each participating broker-dealer who surrenders original capital securities under the exchange offer will be deemed to have agreed, by execution of the letter of transmittal, that upon receipt of notice from us or the Trust of the occurrence of any event or the discovery of:

         - any fact which makes any statement contained or incorporated by reference in this prospectus untrue in any material respect;

         - any fact which causes this prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading; or

         - the occurrence of certain other events specified in the registration rights agreement,

         such participating broker-dealer will suspend the sale of exchange capital securities, or the exchange guarantee or the exchange debentures, as applicable, pursuant to this prospectus until we or the Trust has amended or supplemented this prospectus to correct such misstatement or omission and has furnished copies of the amended and supplemented prospectus to such participating broker-dealer, or we or the Trust has given notice that the sale of the exchange capital securities, or the exchange guarantee or the exchange debentures, as applicable, may be resumed, as the case may be.

         If we or the Trust gives such notice to suspend the sale of the exchange capital securities, or the exchange guarantee or the exchange debentures, as applicable, the 90-day period referred to above shall be extended during which participating broker-dealers are entitled to use this prospectus in connection with the resale of exchange capital securities by the number of days during the period from and including the date of the giving of such notice to and including the date when participating broker-dealers shall have received copies of the amended or supplemented prospectus necessary to permit resales of the exchange capital securities or to and including the date on which we or the Trust has given notice that the sale of exchange capital securities, or the exchange guarantee or the exchange debentures, as applicable, may be resumed, as the case may be.

WITHDRAWAL RIGHTS

         Except as otherwise provided in this prospectus, tenders of original capital securities may be withdrawn at any time on or prior to the expiration date.

         In order for a withdrawal to be effective, a written or facsimile transmission of such notice of withdrawal must be timely received by the exchange agent at the address set forth under "--Exchange Agent" on or prior to the expiration date. Any such notice of withdrawal must specify the name of the person who tendered the original capital securities to be withdrawn, the aggregate principal amount of original capital securities to be withdrawn, and, if certificates for such original capital securities have been tendered, the name of the registered holder of the original capital securities as set forth on such certificates if different from that of the person who tendered such original capital securities. If certificates representing original capital securities have been delivered or otherwise identified to the exchange agent, then prior to the physical release of such certificates, the tendering holder must submit the serial numbers shown on the particular certificates to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible institution, except in the case of original capital securities tendered for the account of an eligible institution. If original capital securities have been tendered in accordance with the procedures for book-entry transfer set forth in "--Procedures for Tendering Original Capital Securities --Book-Entry Transfer," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of original capital securities. Withdrawals of tenders of original capital securities may not be rescinded. Original capital securities properly withdrawn will not be deemed validly tendered for purposes of the exchange offer, but may be retendered at any subsequent time on or prior to the expiration date by following any of the procedures described above under "--Procedures for Tendering Original Capital Securities."

         All questions as to the validity, form and eligibility, including time of receipt, of such withdrawal notices will be determined by us and the Trust, in our sole discretion, whose determination shall be final and binding on all parties. Neither we, the Trust, any affiliates or assigns of us or the Trust, the exchange agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any original capital securities which have been tendered but which are withdrawn will be returned to the holder promptly after withdrawal.

DISTRIBUTIONS ON EXCHANGE CAPITAL SECURITIES

         Holders of exchange capital securities whose original capital securities are accepted for exchange will be entitled to receive cumulative cash distributions arising from the payment of interest on the exchange debentures at the annual rate of 10.875% of the liquidation amount of $1,000 per exchange capital security, accumulating from September 22, 2000, and will be payable semi-annually in arrears on April 1st and October 1st of each year, beginning on April 1, 2001. The record dates will be the 15th day of the month immediately preceding the month in which the relevant payment occurs. In the event the exchange offer is consummated prior to the first record date, March 15, 2001, each exchange capital security will pay cumulative distributions from and after September 22, 2000 and no distributions will be paid on any original capital security tendered for an exchange capital security. However, in the event the exchange offer is consummated after March 15, 2001, distributions will be paid on the original capital securities accumulated from and after September 22, 2000 through April 1, 2001, and distributions will be paid on the exchange capital securities from and after April 1, 2001. The amount of each distribution with respect to the capital securities will include amounts accrued to, but excluding the date the distribution is due. Because of the foregoing procedures regarding distributions, the amount of the distributions received by holders whose original capital securities are accepted for exchange will not be affected by the exchange.

CONDITIONS TO THE EXCHANGE OFFER

         Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we and the Trust will not be required to accept for exchange, or to exchange, any original capital securities for any exchange capital securities, and, as described below, may terminate the exchange offer (whether or not any original capital securities have theretofore been accepted for exchange) or may waive any conditions to or amend the exchange offer, if any of the following conditions have occurred or exist or have not been satisfied:

         - there shall occur a change in the current interpretation by the staff of the Commission which permits the exchange capital securities issued pursuant to the exchange offer in exchange for original capital securities to be offered for resale, resold and otherwise transferred by holders, other than broker-dealers and any such holder which is an affiliate of us or the Trust within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such exchange capital securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such exchange capital securities;

         - any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of us or the Trust, would reasonably be expected to impair its ability to proceed with the exchange offer;

         - the Commission or any state securities authority shall have issued a stop order suspending the effectiveness of the registration statement, or proceedings shall have been initiated or, to the knowledge of us or the Trust, threatened for that purpose, or any governmental approval has not been obtained, which approval we or the Trust shall, in our sole discretion, deem necessary for the consummation of the exchange offer as contemplated hereby; or

         - we determine in good faith that there is a reasonable likelihood that, or a material uncertainty exists as to whether, consummation of the exchange offer would result in an adverse tax consequence to the Trust or us.

EXCHANGE AGENT

         Wilmington Trust Company, as property trustee of the Trust, has been appointed as exchange agent for the exchange offer. Delivery of the letters of transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent as follows:

           By Hand, Overnight Delivery, Registered or Certified Mail:

                   Wilmington Trust Company, as Exchange Agent
                               Rodney Square North
                            1100 North Market Street
                              Wilmington, DE 19890

                   Attention: Corporate Trust Administration--
                         BFD Preferred Capital Trust II
                      Confirm by Telephone: (302) 651-1000
                     Facsimile Transmission: (302) 651-8882
                          (Eligible Institutions Only)

         Delivery to another address other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

         We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offering. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of original capital securities, and in handling or tendering for their customers.

         Holders who tender their original capital securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, exchange capital securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the original capital securities tendered, or if a transfer tax is imposed for any reason other than the exchange of original capital securities in connection with the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. Neither we nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the exchange offer.

                        DESCRIPTION OF CAPITAL SECURITIES

         Under the terms of the trust agreement, the trustees on behalf of the trust will issue the exchange capital securities. The exchange capital securities will represent beneficial interests in the trust and their holders will be entitled to a preference over the common securities in certain circumstances with respect to distributions and amounts payable on redemption of the exchange capital securities or liquidation of the trust. See "--Subordination of Common Securities." The trust agreement will be qualified under the Trust Indenture Act of 1939, as amended, referred to as the Trust Indenture Act. This summary describes the material provisions of the exchange capital securities. It is not complete and is subject to, and qualified by, the trust agreement, including the definitions used in the trust agreement, and the Trust Indenture Act. We have incorporated the definitions used in the trust agreement in this prospectus. You can receive a complete copy of the form of trust agreement by requesting a copy from us.

GENERAL

         The exchange capital securities will be limited to $22.0 million aggregate liquidation amount at any one time outstanding. The exchange capital securities will rank equal to, and payments will be made on a pro rata basis with, the common securities, except as described under "Subordination of Common Securities." The property trustee will have legal title to the exchange debentures and will hold them in trust for the benefit of you and the other holders of the exchange capital securities. Our exchange guarantee for the benefit of the holders of the exchange capital securities will be a guarantee on a subordinated basis with respect to the exchange capital securities, but will not guarantee payment of distributions or amounts payable on redemption of the exchange capital securities or liquidation of the Trust when the Trust does not have funds legally available for such payments. You should read "Description of Exchange Guarantee" for more information about our guarantee.

DISTRIBUTIONS

         Distributions on the exchange capital securities will be cumulative, and will accumulate from the date that the original capital securities were first issued. Distributions will be payable at the annual rate of 10.875% of the liquidation amount, payable semiannually in arrears on the distribution dates, which are April 1 and October 1 of each year, commencing April 1, 2001, to the holders of the exchange capital securities on the relevant record dates. The record dates will be the 15th day of the month immediately preceding the month in which the relevant distribution date occurs. In the event the exchange offer is consummated before the first record date of March 15, 2001, each exchange capital security will pay cumulative distributions from and after September 22, 2000 and no distributions will be paid on any original capital security tendered to an exchange capital security. However, if the exchange offer is consummated after March 15, 2001, distributions will be paid on the original capital securities accumulated from and after September 22, 2000 through April 1, 2001 and distributions will be paid on the exchange capital securities from and after April 1, 2001. The amount of distributions to be paid on each distribution with respect to the capital securities will include amounts accrued to, but excluding the date the distribution is due. Because of the foregoing procedures regarding distributions, the amount of the distributions received by holders whose original capital securities are accepted for exchange will not be affected by the exchange. The amount of distributions payable for any distribution period will be based on a 360-day year of twelve 30-day months.

         If any distribution date would otherwise fall on a day that is not a business day, the required payment will be made on the next business day without any additional payments for the delay. A business day means any day other than a Saturday or a Sunday, or a day on which banking institutions in New York, New York, Wilmington, Delaware or Burlington, Massachusetts are authorized or required by law or executive order to remain closed.

         The Trust's revenue available for distribution to holders of the exchange capital securities will be limited to our payments to the Trust under our exchange debentures. For more information, please refer to "Description of Exchange Debentures--General." If we do not make interest payments on the exchange debentures, the property trustee will not have funds available to pay distributions on the exchange capital securities. Our guarantee only covers the payment of distributions if, and to the extent that, the Trust has funds legally available to pay the distributions. You should read "--Description of Exchange Guarantee" for more information about the extent of our guarantee.

OPTION TO DEFER INTEREST PAYMENTS

         As long as no event of default under the exchange debenture exists, we have the right under the indenture to elect to defer the payment of interest on the exchange debentures, at any time or from time to time, for no more than 10 consecutive semiannual periods, provided that no deferral period will end on a date other than an interest payment date, or extend beyond October 1, 2030, the stated maturity date of the exchange debentures. If we defer payments, the Trust will defer semiannual distributions on the exchange capital securities during the deferral period. During any deferral period, distributions will continue to accumulate on the exchange capital securities and on any accumulated and unpaid distributions, compounded semiannually from the relevant distribution date at the applicable distribution rate, which will be equal to the applicable interest rate on the exchange debentures. The term distributions includes any accumulated additional distributions.

         Before the end of any deferral period, we may extend the deferral period, as long as the extension does not cause the deferral period to exceed 10 consecutive semiannual periods or to end on a date other than an interest payment date or extend beyond October 1, 2030. At the end of any deferral period and upon the payment of all amounts then due on any interest payment date, we may elect to begin a new deferral period, subject to the above requirements. No interest shall be due and payable during a deferral period until the deferral period ends. We must give the property trustee, the administrative trustees and the debenture trustee notice of our election to defer interest payments or to extend a deferral period at least five business days before the earlier of:

         - the date the distributions on the exchange capital securities would have been payable, except for the election to begin a deferral period; and

         - the date the property trustee is required to give notice to any securities exchange or automated quotation system or to holders of the exchange capital securities of the record date or the date such distributions are payable, but in any event at least five business days before such record date.

         There is no limitation on the number of times that we may elect to begin a deferral period. Please refer to "Description of Exchange
Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

         During any deferral period, we may not:

         - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock;

         - make any payment of principal of, or interest on, or repay, repurchase or redeem any debt securities (including any other debentures) that rank equal or junior to the exchange debentures; or

         - make any guarantee payments with respect to any guarantee of the debt securities of any of our subsidiaries (including other guarantees) if such guarantee ranks equal or junior to the exchange debentures.

         Notwithstanding the foregoing, during a deferral period the following is permitted:

         - a payment of dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, our common stock;

         - a declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

         -        a payment under the guarantee;

         - a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;

         - the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

         - the purchase of common stock related to the issuance of common stock or rights under any of our benefit plans for our directors, officers or employees or any of our dividend reinvestment plans.

         We do not currently intend to exercise our right to defer payments of interest on the exchange debentures. Our obligations under the guarantee to make payment of distributions is limited to the extent that the Trust has funds legally available to pay distributions. You should read "Description of Exchange Guarantee" for more information about the extent of our guarantee.

REDEMPTION

         Upon repayment at maturity on October 1, 2030 or prepayment, in whole or in part prior to October 1, 2030, of the exchange debentures (other than following the distribution of the exchange debentures to you as a holder of the exchange capital securities and us, as the holder of the common securities), the property trustee will apply the proceeds from the repayment or prepayment of the exchange debentures (as long as the property trustee has received written notice no later than 45 days before the repayment) to redeem at the applicable redemption price exchange capital securities and common securities having an aggregate liquidation amount equal to the principal amount of the exchange debentures paid to the Trust. The Trust will give notice of any redemption of exchange capital securities between 30 to 60 days prior to the redemption date.

         If we prepay less than all of the exchange debentures on the stated maturity date or a redemption date, then the property trustee will allocate the proceeds of the prepayment on a pro rata basis among the exchange capital securities and the common securities. If a court of competent jurisdiction enters an order to dissolve the Trust, the exchange debentures will be subject to optional prepayment in whole, but not in part, on or after October 1, 2010.

         We will have the right to prepay the exchange debentures:

         -        in whole or in part, on or after October 1, 2010; and

         - in whole but not in part, prior to October 1, 2010, if there are changes in the bank regulatory, investment company or tax laws that would adversely affect the status of the Trust, the exchange capital securities or the exchange debentures.

         We may have to obtain regulatory approval, including the approval of the Federal Reserve, before we redeem any exchange debentures. Please refer to "Description of Exchange Debentures--Optional Prepayment" and "--Special Event Prepayment" for information on prepayment of the exchange debentures.

         The redemption prices applicable to the exchange capital securities will correspond to the maturity and prepayment prices applicable to the exchange debentures.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF EXCHANGE DEBENTURES

         We will have the right at any time to dissolve the Trust and, after satisfying the liabilities owed to the Trust's creditors, as required by applicable law, we will have the right to distribute the exchange debentures to the holders of the exchange capital securities and to us as holder of the common securities. Our right to dissolve the Trust is subject to our receiving:

         - an opinion of counsel to the effect that if we distribute the exchange debentures, the holders of the exchange capital securities will not experience a taxable event; and

         -        all required regulatory approvals.

         The Trust will automatically dissolve if:

         -        certain bankruptcy events occur, or we dissolve or liquidate;

         - we distribute exchange debentures having a principal amount equal to the liquidation amount of the exchange capital securities and the common securities to holders of such securities and we, as sponsor, have given written directions to the property trustee to dissolve the Trust (which direction is at our option and, except as described above, wholly within our discretion, as sponsor);

         - the Trust redeems all of the exchange capital securities and common securities in accordance with their terms;

         - the exchange debentures are redeemed or repaid or there are no exchange debentures outstanding;

         -        the Trust's term expires; or

         - a court of competent jurisdiction enters an order for the dissolution of the Trust.

         If the Trust is dissolved for any of the above reasons, except for a redemption of all capital securities and the common securities, the administrative trustees will liquidate the Trust as quickly as they determine to be possible by distributing to holders of the exchange capital securities and the common securities, after satisfying the liabilities owed to the Trust's creditors, as provided by applicable law, exchange debentures having a principal amount equal to the liquidation amount of the exchange capital securities and the common securities, unless the property trustee determines that this distribution is not practicable. If the property trustee determines that this distribution is not practicable, the holders of the exchange capital securities will be entitled to receive an amount equal to the aggregate of the liquidation amount, plus accumulated and unpaid distributions on the exchange capital securities to the date of payment (such amount being the "liquidation distribution") out of the assets of the Trust legally available for distribution to holders, after satisfying the liabilities owed to the Trust's creditors as provided by applicable law. If the liquidation distribution can be paid only in part because the Trust has insufficient assets legally available to pay the full amount of the liquidation distribution, then the amounts payable shall be paid pro rata on the exchange capital securities and the common securities, except that if an event of default under the exchange debentures exists, the exchange capital securities will have a priority over the common securities. For more information, please refer to "--Subordination of Common Securities."

         After the liquidation date is fixed for any distribution of exchange debentures to holders of the exchange capital securities:

         - the exchange capital securities will no longer be deemed to be outstanding;

         - DTC or its nominee will receive in respect of each registered global certificate representing exchange capital securities a registered global certificate representing the exchange debentures to be delivered upon this distribution; and

         - any certificates representing exchange capital securities not held by DTC or its nominee will be deemed to represent exchange debentures having a principal amount equal to the liquidation amount of those exchange capital securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on those exchange capital securities until such certificates are presented to the administrative trustees or their agent for cancellation, in which case we will issue to those holders, and the debenture trustee will authenticate, a certificate representing the exchange debentures.

         We cannot assure you of the market prices for the exchange capital securities or the exchange debentures that may be distributed to you in exchange for the exchange capital securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the exchange capital securities that you purchase, or the exchange debentures that you may receive upon a dissolution and liquidation of the Trust, may trade at a discount to the price that you paid to purchase the exchange capital securities.

         If we elect not to prepay the exchange debentures prior to maturity and either elect not to or we are unable to liquidate the Trust and distribute the exchange debentures to holders of the exchange capital securities, the exchange capital securities will remain outstanding until the repayment of the exchange debentures on October 1, 2030.

REDEMPTION PROCEDURES

         If we pay the exchange debentures at maturity or earlier prepayment, the Trust will redeem exchange capital securities at the applicable redemption price with the proceeds that it receives from our payment or prepayment of the exchange debentures. Any redemption of exchange capital securities will be made and the applicable redemption price will be payable on the redemption date only to the extent that the Trust has funds legally available to pay the applicable redemption price. For more information, you should refer to "--Subordination of Common Securities."

         If the Trust gives a notice of redemption for the exchange capital securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds legally are available, with respect to:

         - the exchange capital securities held by DTC or its nominees, the property trustee will deposit, or cause the paying agent to deposit, irrevocably with DTC funds sufficient to pay the applicable redemption price. For more information, you should refer to "--Form, Denomination, Book--Entry Procedures and Transfers;" and

         - the exchange capital securities held in certificated form, the property trustee will irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the applicable redemption price to the holders upon surrender of their certificates evidencing the exchange capital securities. For more information, you should refer to "--Payment and Paying Agency."

         The paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us.

         Notwithstanding the foregoing, distributions payable on or before the redemption date will be payable to the holders of the exchange capital securities on the relevant record dates for the related distribution dates. If the Trust gives a notice of redemption and funds are deposited as required, then upon the date of the deposit, all rights of the holders of the exchange capital securities called for redemption will cease, except the right of the holders of the exchange capital securities to receive the applicable redemption price, without interest, and the exchange capital securities called to be redeemed will cease to be outstanding.

         If any redemption date for the exchange capital securities is not a business day, then the applicable redemption price, without interest or any other payment in respect of the delay, will be paid on the next business day, except that, if the next business day falls in the next calendar year, the payment shall be made on the last business day of the current calendar year.

         If payment of the applicable redemption price is improperly withheld or refused and not paid either by the Trust or by us pursuant to the guarantee:

         - distributions on the exchange capital securities will continue to accumulate from the redemption date originally established by the Trust to the date such applicable redemption price is actually paid; and

         - the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

         Notice of any redemption will be mailed between 30 and 60 days before the redemption date to each holder of exchange capital securities at its registered address. Unless we default in payment of the applicable redemption price on, or in the repayment of, the exchange debentures, on and after the redemption date, distributions will cease to accrue on the exchange capital securities called for redemption.

         Subject to applicable law, including, without limitation, federal securities laws, we or our subsidiaries may at any time, and from time to time, purchase outstanding exchange capital securities in the open market or by private agreement.

SUBORDINATION OF COMMON SECURITIES

         Payment of distributions on, the redemption price of, and the liquidation distribution for, the exchange capital securities and the common securities, as applicable, will generally be made on a pro rata basis. However, if an event of default under the exchange debentures exists on any distribution, redemption or liquidation date, no payment of any distribution on, or applicable redemption price of, or liquidation distribution for, any of the common securities, and no other payment on account of the redemption, liquidation or other acquisition of the common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding exchange capital securities for all distribution periods terminating on or before the distribution, redemption or liquidation date, or payment of the applicable redemption price or liquidation distribution is made in full. All funds available to the property trustee will first be applied to the payment in full in cash of all distributions on, or redemption price of, or liquidation distribution for, the exchange capital securities then due and payable.

         In the case of any event of default under the trust agreement, we, as holder of all of the common securities, will be deemed to have waived any right to act with respect to the event of default until the effect of the event of default has been cured or waived. Until any event of default has been cured or waived, the property trustee will act solely on behalf of the holders of the exchange capital securities and not on our behalf, and only the holders of the exchange capital securities will have the right to direct the property trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

         An event of default under the exchange debentures constitutes an event of default under the trust agreement. See "Description of Exchange Debentures--Events of Default Under the Exchange Debentures."

         The trust agreement provides that within ten (10) business days after the property trustee has actual knowledge that any event of default has occurred, the property trustee will give notice of the event of default to the holders of the exchange capital securities, the administrative trustees and, to us, as sponsor, unless the event of default has been cured or waived. We, as sponsor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether we and the administrative trustees have complied with the applicable conditions and covenants of the trust agreement.

         If an event of default under the exchange debenture exists, the exchange capital securities will have a preference over the common securities as described under "--Liquidation of the Trust and Distribution of Exchange Debentures" and "--Subordination of Common Securities." An event of default does not entitle the holders of capital securities to require the redemption of the exchange capital securities.

REMOVAL OF TRUSTEES

         Unless an event of default under the exchange debenture exists, we may remove the property trustee and the Delaware trustee at any time. If an event of default under the exchange debenture exists, the property trustee and the Delaware trustee may be removed only by the holders of a majority in liquidation amount of the outstanding exchange capital securities. In no event will the holders of the exchange capital securities have the right to vote to appoint, remove or replace the administrative trustees, because these voting rights are vested exclusively in us as the holder of all of the common securities. No resignation or removal of the property trustee or the Delaware trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the trust agreement.

MERGER OR CONSOLIDATION OF TRUSTEES

         If the property trustee, the Delaware trustee or any administrative trustee that is not a natural person is merged, converted or consolidated into another entity, or the property trustee or the Delaware trustee is a party to a merger, conversion or consolidation which results in a new entity, or an entity succeeds to all or substantially all of the corporate trust business of the property trustee or the Delaware trustee, the new entity shall be the successor of the respective trustee under the trust agreement, provided that the entity is otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

         The Trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease all or substantially all of its properties and assets to any corporation or other entity, except as described below or as otherwise described under "--Liquidation of the Trust and Distribution of Exchange Debentures." The Trust may, at our request, as sponsor, and with the consent of the administrative trustees but without the consent of the holders of the exchange capital securities, merge with or into, consolidate, amalgamate or be replaced by or convey, transfer or lease all or substantially all of its properties and assets to a trust organized as such under the laws of any state; provided, that:

         -        the successor either:

                  - expressly assumes all of the obligations of the Trust with respect to the exchange capital securities; or

                  - substitutes securities for the exchange capital securities that have substantially the same terms as the exchange capital securities so long as the substitute securities rank equal to the exchange capital securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

         - we appoint a trustee of the successor possessing the same powers and duties as the property trustee with respect to the exchange debentures;

         - the substitute securities are listed, or any substitute securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the exchange capital securities are then listed or quoted, if any;

         - if the exchange capital securities, substitute securities or exchange debentures are rated by any nationally recognized statistical rating organization prior to such transaction, the transaction does not cause any of those securities to be downgraded by any such organization;

         - the transaction does not adversely affect the rights, preferences and privileges of the holders of the exchange capital securities (including any successor securities) in any material respect;

         - the successor has a purpose substantially identical to that of the Trust; and

         - prior to the transaction, we received an opinion from independent counsel to the Trust experienced in such matters to the effect that:

                  - the transaction does not adversely affect the rights, preferences and privileges of the holders of the exchange capital securities (including any successor securities) in any material respect (other than any dilution of such holders' interests in the new entity);

                  - following the transaction, neither the Trust nor the successor will be required to register as an investment company under the Investment Company Act;

                  - the Trust continues to be, and any successor will be, classified as a grantor trust for federal income tax purposes; and

                  - we, or any permitted successor or assignee, own all of the common securities of the successor and guarantee the obligations of the successor under the substitute securities at least to the extent provided by our guarantee and the common securities guarantee.

         Notwithstanding the foregoing, the Trust may not, except with the consent of holders of 100% in liquidation amount of the exchange capital securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease all or substantially all of its properties and assets to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the transaction would cause the Trust or the successor not to be classified as a grantor trust for federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

         Except as provided under "--Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of Exchange Guarantee--Amendments and Assignment" and as otherwise required by law and the trust agreement, the holders of the exchange capital securities will have no voting rights.

         We, together with the property trustee and the administrative trustees, may amend the trust agreement from time to time, without the consent of the holders of the exchange capital securities, to:

         - cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which are not inconsistent with the other provisions of the trust agreement;

         - modify, eliminate or add to any provisions of the trust agreement as is necessary to ensure that at all times that any exchange capital securities are outstanding, the Trust will be classified as a grantor trust for federal income tax purposes, or to ensure that the Trust will not be required to register as an investment company under the Investment Company Act; or

         - modify, eliminate or add any provisions of the trust agreement as is necessary to enable us or the Trust to conduct an exchange offer in the manner contemplated by the registration rights agreement;

provided, however, that the amendment would not adversely affect in any material respect the interests of the holders of the exchange capital securities. Any amendments of the trust agreement pursuant to the foregoing shall become effective when notice of the amendment is given to the holders of the exchange capital securities.

         We, together with the trustees, may amend the trust agreement:

         - with the consent of holders of a majority in liquidation amount of the outstanding exchange capital securities; and

         - upon receipt by the trustees of an opinion of counsel experienced in such matters to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the Trust's status as being a grantor trust for federal income tax purposes or the Trust's exemption from status as an investment company under the Investment Company Act.

provided, that, without the consent of each holder of exchange capital securities and common securities, no amendment may change the amount or timing of any distribution on the exchange capital securities and common securities or otherwise adversely affect the amount of any distribution required to be made in respect of the exchange capital securities and common securities as of a specified date, change any of the prepayment provisions, or restrict the right of a holder of exchange capital securities and common securities to sue for the enforcement of any payment on or after the specified date.

         So long as the property trustee holds any exchange debentures, the trustees may not:

         - direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or execute any trust or power conferred on the debenture trustee with respect to the exchange debentures;

         -        waive certain past defaults under the indenture;

         - exercise any right to rescind or annul a declaration accelerating the maturity of the principal of the exchange debentures; or

         - consent to any amendment, modification or termination of the indenture or the exchange debentures, where such consent shall be required,

without, in each case, obtaining the prior consent of the holders of a majority in liquidation amount of all outstanding exchange capital securities; provided, however, that where a consent under the indenture would require the consent of each holder of exchange debentures affected by the amendment, modification or termination, the property trustee will not give its consent without the prior approval of each holder of the exchange capital securities.

         The trustees shall not revoke any action previously authorized or approved by a vote of the holders of the exchange capital securities, except by subsequent vote of such holders. The property trustee shall notify each holder of exchange capital securities of any notice of default with respect to the exchange debentures. In addition to obtaining the approvals of the holders of the exchange capital securities, prior to taking any of the foregoing actions, the trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will continue to be classified as a grantor trust for federal income tax purposes after taking the action into account.

         Any required approval of holders of exchange capital securities may be given at a meeting of the holders convened for the purpose of approving the matter or pursuant to written consent. The property trustee will cause a notice to be given of any meeting at which holders of exchange capital securities are entitled to vote or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of exchange capital securities in accordance with the trust agreement.

         No vote or consent of the holders of exchange capital securities will be required for the Trust to redeem and cancel the exchange capital securities in accordance with the trust agreement.

         Notwithstanding that holders of the exchange capital securities are entitled to vote or consent under any of the circumstances described above, any of the exchange capital securities that are owned by us, the Trust, the trustees or any affiliates thereof shall, for purposes of such vote or consent, be treated as if they were not outstanding.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

         The exchange capital securities initially will be represented by one or more exchange capital securities in registered, global form (collectively, the global exchange capital securities). The global exchange capital securities will be deposited upon issuance with the property trustee as custodian for DTC, in Wilmington, Delaware, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described in this prospectus.

         In the event that exchange capital securities are issued in certificated form, the exchange capital securities will be in blocks having a liquidation amount of not less than $100,000 (100 exchange capital securities) and may be transferred or exchanged only in such blocks and in the manner described in this prospectus.

         Except as set forth in this prospectus, the global exchange capital securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee and only in amounts that would not cause a holder to own less than 100 exchange capital securities. Beneficial interests in the global exchange capital securities may not be exchanged for exchange capital securities in certificated form, except in the limited circumstances described in this prospectus. See "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

DEPOSITARY PROCEDURES

         DTC has advised the Trust and us that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, "participants") and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants, to eliminate the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, indirect participants). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of participants and indirect participants.

         DTC also has advised the Trust and us that, pursuant to procedures established by it, (i) upon deposit of the global exchange capital securities, DTC will credit the accounts of participants designated by the initial purchaser with the designated liquidation amount of the global exchange capital securities and (ii) ownership of beneficial interests in the global exchange capital securities will be shown on, and the transfer of ownership of the global exchange capital securities, will be effected only through, records maintained by DTC (with respect to participants) or by participants and indirect participants (with respect to other owners of beneficial interests in the global exchange capital securities).

         You may hold your interests in the global capital security directly through DTC if you are a participant, or indirectly through organizations that are participants. All interests in a global capital security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global capital security to those persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global capital security to pledge its interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interests, may be affected by the lack of a physical certificate evidencing its interests. For certain other restrictions on the transferability of the exchange capital securities, see "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

         Except as described below, owners of beneficial interests in the global capital securities will not have exchange capital securities registered in their name, will not receive physical delivery of exchange capital securities in certificated form and will not be considered the registered owners or holders thereof under the trust agreement for any purpose.

         Payments on the global capital security registered in the name of DTC, or its nominee, will be payable by the property trustee to DTC in its capacity as the holder under the trust agreement. Under the terms of the trust agreement, the property trustee will treat the persons in whose names the exchange capital securities, including the global exchange capital securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Neither the property trustee nor any agent thereof has or will have any responsibility or liability for:

         - any aspect of DTC's records or any participant's or indirect participant's records relating to, or payments made on account of, beneficial ownership interests in the global exchange capital securities, or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global exchange capital securities; or

         - any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

         DTC has advised the Trust and us that its current practice, upon receipt of any payment on the exchange capital securities, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of the exchange capital securities as shown on the records of DTC unless DTC has reason to believe it will not receive payment on the payment date. Payments by participants and indirect participants to the beneficial owners of exchange capital securities will be governed by standing instructions and customary practices and will be the responsibility of participants or indirect participants and will not be the responsibility of DTC, the property trustee, the Trust or us. None of us, the Trust or the property trustee will be liable for any delay by DTC or any of its participants or indirect participants in identifying the beneficial owners of the exchange capital securities, and we, the Trust and the property trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes.

         Any secondary market trading activity in interests in the global exchange capital securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will settle in same-day funds.

         DTC has advised the Trust and us that it will take any action permitted to be taken by a holder of exchange capital securities (including, without limitation, presenting the exchange capital securities for exchange as described below) only at the direction of one or more participants who have an interest in DTC's global exchange capital securities in respect of the portion of the liquidation amount of the exchange capital securities as to which the participant or participants has or have given direction. However, if an event of default exists under the trust agreement, DTC reserves the right to exchange the global exchange capital securities for legended exchange capital securities in certificated form and to distribute the certificated capital securities to its participants.

         We believe that the information in this section concerning DTC and its book-entry system has been obtained from reliable sources, but we do not take responsibility for the accuracy of this information.

         Although DTC has agreed to the procedures described in this section to facilitate transfers of interests in the global exchange capital securities among participants in DTC, DTC is not obligated to perform or to continue to perform these procedures, and these procedures may be discontinued at any time. None of us, the Trust, or the property trustee will have any responsibility or liability for any aspect of the performance by DTC or its participants or indirect participants of any of their respective obligations under the rules and procedures governing their operations or for maintaining, supervising or reviewing any records relating to the global exchange capital securities that are maintained by DTC or any of its participants or indirect participants.

EXCHANGE OF BOOK-ENTRY CAPITAL SECURITIES FOR CERTIFICATED CAPITAL SECURITIES

         A global capital security is exchangeable for exchange capital securities in registered certificated form if:

         - DTC notifies the Trust that it is unwilling or unable to continue as depositary for the global capital security and the Trust fails to appoint a successor depositary within 90 days of receipt of DTC's notice, or DTC has ceased to be a clearing agency registered under the Exchange Act and the Trust fails to appoint a successor depositary within 90 days of becoming aware of this condition;

         - the Trust, in its sole discretion, elects to cause the exchange capital securities to be issued in certificated form; or

         - an event of default, or any event which after notice or lapse of time or both would be an event of default, exists under the trust agreement.

         In addition, beneficial interests in a global capital security will be exchanged by or on behalf of DTC for certificated exchange capital securities upon request by DTC, but only upon at least 20 days' prior written notice given to the property trustee in accordance with DTC's customary procedures. In all cases, certificated exchange capital securities delivered in exchange for any global capital security will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

PAYMENT AND PAYING AGENCY

         The Trust will make payments on any global capital security to DTC, which will credit the relevant accounts at DTC on the applicable distribution dates. The Trust will make payments on the exchange capital securities that are not held by DTC by mailing a check to the address of the holder entitled to the payment as the holder's address appears on the register. The paying agent will initially be the property trustee and any copaying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent will be permitted to resign as paying agent upon 30 days' notice to the property trustee, the administrative trustees and us. In the event that the property trustee is no longer the paying agent, the administrative trustees will appoint a successor (which must be a bank or trust company acceptable to the administrative trustees and us) to act as paying agent.

RESTRICTIONS ON TRANSFER

         The exchange capital securities will be issued, and may be transferred, only in blocks having a liquidation amount of not less than $100,000 (100 exchange capital securities) and multiples of $1,000 in excess of $100,000. Any attempted sale, transfer or other disposition of exchange capital securities in a block having a liquidation amount of less than $100,000 will be deemed to be void and of no legal effect whatsoever. Any such purported transferee will be deemed not to be the holder of such exchange capital securities for any purpose, including but not limited to the receipt of distributions on such exchange capital securities, and such purported transferee will be deemed to have no interest whatsoever in such exchange capital securities.

REGISTRAR AND TRANSFER AGENT

         The property trustee will act as registrar and transfer agent for the exchange capital securities.

         The Trust will register transfers of the exchange capital securities without charge, except for any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to have the transfer of the exchange capital securities registered after they have been called for redemption.

MISCELLANEOUS

         The administrative trustees are authorized and directed to conduct the affairs of and to operate the Trust so that:

         - the Trust will not be deemed to be an investment company required to be registered under the Investment Company Act;

         - the Trust will be classified as a grantor trust for federal income tax purposes; and

         - the exchange debentures will be treated as our indebtedness for federal income tax purposes.

         We, together with the administrative trustees, are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the trust agreement, that we and the administrative trustees determine in our discretion is necessary or desirable, as long as it does not materially adversely affect the interests of the holders of the exchange capital securities.

         The trust agreement provides that holders of the capital securities have no preemptive or similar rights to subscribe for any additional capital securities and the issuance of capital securities is not subject to preemptive or similar rights.

         The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

GOVERNING LAW

         The trust agreement and exchange capital securities will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

         Except if an event of default exists under the trust agreement, the property trustee will undertake to perform only the duties specifically set forth in the trust agreement. While such an event of default exists, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is not obligated to exercise any of the powers vested in it by the trust agreement at the request of any holder of exchange capital securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur. If no event of default exists and the property trustee is required to decide between alternative courses of action or to construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of the exchange capital securities or the common securities are entitled under the trust agreement to vote, then the property trustee shall take such action as directed by us and, if not directed, shall take such action as it deems advisable and in the best interests of the holders of the exchange capital securities and will have no liability, except for its own bad faith, negligence or willful misconduct.

                       DESCRIPTION OF EXCHANGE DEBENTURES

         This summary describes the material provisions of the exchange debentures. It is not complete and is subject to, and qualified in its entirety by, the indenture. The indenture will be qualified by the Trust Indenture Act. We have incorporated the definitions used in the indenture in this prospectus. You can obtain a copy of the indenture by requesting it from us. Wilmington Trust Company will act as debenture trustee under the indenture.

GENERAL

         The Trust invested the proceeds from the sale of the capital securities and the common securities in the original junior subordinated debentures issued by BostonFed Bancorp. The original junior subordinated debentures bear interest at the annual rate of 10.875% of the principal amount of the original junior subordinated debentures, payable semiannually in arrears on interest payment dates of April 1 and October 1 of each year to the person in whose name each original junior subordinated debenture is registered at the close of business on the relevant record date. The exchange debentures will have terms identical in all material respects to the original junior subordinated debentures, except that the exchange debentures will not have certain terms with respect to transfer restrictions under the Securities Act and will not provide for liquidated damages. The first interest payment date for the exchange debentures will be April 1, 2001. The period beginning on and including the date the exchange debentures are first issued and ending on but excluding April 1, 2001 and each period beginning on and including an interest payment date and ending on but excluding the next interest payment date is an interest period.

         We anticipate that, until the liquidation, if any, of the Trust, each exchange debenture will be held by the property trustee in trust for the benefit of the holders of the exchange capital securities. The amount of interest payable for any interest period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any interest payment date would otherwise fall on a day that is not a business day, the required payment will be made on the next business day (without any interest or other payment due to the delay).

         Accrued interest that is not paid on the applicable interest payment date will bear additional interest (to the extent permitted by law) at the rate of 10.875% per year, compounded semiannually, from the last interest payment date for which interest was paid. The term "interest" as used in this prospectus includes semiannual interest payments and interest on semiannual interest payments not paid on the applicable interest payment date.

         Notwithstanding anything to the contrary above, if the stated maturity date or date of earlier redemption falls on a day that is not a business day, the payment of principal and interest will be paid on the next business day, with the same force and effect as if made on such date, and no interest on such payments will accrue from and after such date.

         The exchange debentures will be issued as a series of junior subordinated deferrable interest debentures under the indenture.

         The exchange debentures will mature on October 1, 2030, unless redeemed prior thereto in accordance with the terms discussed below.

         The exchange debentures will rank equal to all of our other junior subordinated debentures (including any other debentures) which have been or may be issued to other trusts established by us, in each case similar to the Trust, and will be unsecured and rank subordinate and junior to all of our senior indebtedness to the extent and in the manner set forth in the indenture. See "--Subordination."

         We are a bank holding company regulated by the Federal Reserve and our subsidiaries own almost all of our operating assets. We are a legal entity separate and distinct from our subsidiaries. Holders of exchange debentures should look only to us for payments on the exchange debentures. We rely primarily on dividends from the Banks to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Dividend payments from the Banks are subject to regulatory limitations, generally based on current and retained earnings, imposed by the various regulatory agencies with authority over the respective Banks. Payment of dividends by the Banks is also subject to the respective Bank's profitability, financial condition and capital expenditures and other cash flow requirements. The Federal Reserve has stated that, as a matter of prudent banking, a bank or bank holding company should not maintain its existing rate of cash dividends on common stock unless: (i) the organization's net income available to common shareholders over the past year has been sufficient to fund fully the dividends; and (ii) the prospective rate of earnings retention appears consistent with the organization's capital needs, asset quality, and overall financial condition. No assurance can be given that the Banks will be able to pay dividends at past levels, or at all, in the future. See "Risk Factors--Banking laws and regulations could limit our access to funds from Boston Federal and Broadway National, our primary sources of liquidity, which are needed to make payments under the exchange debentures."

         In addition to restrictions on the payment of dividends, the Banks are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, us and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent us and such other affiliates from borrowing from the Banks unless the loans are secured by various types of collateral. Furthermore, such secured loans, other transactions and investments by the Banks are generally limited in amount as to us and as to each of such other affiliates to 10% of each Bank's capital and surplus and as to us and all of such other affiliates to an aggregate of 20% of each Bank's capital and surplus. As of September 30, 2000, approximately $7.5 million of credit was available to us under this limitation.

         Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the capital securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of the Banks), except to the extent that we may be recognized as a creditor of that subsidiary. At September 30, 2000, our subsidiaries had total liabilities, including deposits, of $1.2 billion. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries (including the Banks' deposit liabilities) and all liabilities of any of our future subsidiaries. At September 30, 2000, we had no senior indebtedness on an unconsolidated basis. The indenture does not limit us or any of our subsidiaries from incurring or issuing other secured or unsecured debt, including senior indebtedness. See "--Subordination."

FORM, REGISTRATION AND TRANSFER

         If the exchange debentures are distributed to the holders of the exchange capital securities, the exchange debentures may be represented by one or more global certificates registered in the name of Cede & Co., as the nominee of DTC. The depositary arrangements for such exchange debentures are expected to be substantially similar to those in effect for the exchange capital securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, you should read "Description of Exchange Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer."

PAYMENT AND PAYING AGENTS

         Payment of principal of and interest on the exchange debentures will be made at the office of the debenture trustee in Wilmington, Delaware or at the office of such paying agent or paying agents as we may designate from time to time, except that, at our option, payment of any interest may be made, except in the case of exchange debentures in global form:

         - by check mailed to the address of the person or entity entitled to the interest payment as such address shall appear in the register for the exchange debentures; or

         - by transfer to an account maintained by the person or entity entitled to the interest payment as specified in the register, provided that proper transfer instructions have been received by the relevant record date.

         Payment of any interest on any exchange debenture will be made to the person or entity in whose name the exchange debenture is registered at the close of business on the record date for the interest payment date, except in the case of defaulted interest.

         We may at any time designate additional paying agents or rescind the designation of any paying agent; however we will always be required to maintain a paying agent in each place of payment for the exchange debentures.

         Any monies deposited with the debenture trustee or any paying agent, or then held by us, in trust for the payment of the principal of or interest on any exchange debenture and remaining unclaimed for two years after such principal or interest has become due and payable shall, at our request, be repaid to us and the holder of the exchange debenture shall thereafter look, as a general unsecured creditor, only to us for payment.

OPTION TO EXTEND INTEREST PAYMENT DATE

         So long as no event of default under the exchange debenture exists, we will have the right under the indenture to defer the payment of interest on the exchange debentures, at any time and from time to time, for no more than 10 consecutive semiannual periods, provided that no deferral period shall end on a date other than an interest payment date or extend beyond October 1, 2030. At the end of a deferral period, we must pay all interest then accrued and unpaid (together with interest thereon at the rate of 10.875% per year, compounded semi-annually from the last interest payment date to which interest was paid, to the extent permitted by applicable law). During a deferral period, interest will continue to accrue, and holders of the exchange capital securities or, if the exchange debentures have been distributed to holders of the exchange capital securities, holders of exchange debentures, will be required to include that deferred interest in gross income for federal income tax purposes on an accrual method of accounting prescribed by the Code and Treasury regulation provisions on original issue discount prior to the receipt of cash attributable to that income. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

         During any deferral period, we may not:

         - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock;

         - make any payment of principal of, or interest on, or repay, repurchase or redeem any of our debt securities (including any other debentures) that rank equal to or junior to the exchange debentures; or

         - make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries (including our guarantee of the exchange capital securities of the Trust and any other guarantees) if such guarantee ranks equal or junior to the exchange debentures.

         Notwithstanding the foregoing, during a deferral period the following is permitted:

         - dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, our capital stock;

         - any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any rights pursuant thereto;

         -        payments under the exchange guarantee;

         - a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;

         - the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

         - purchases of our common stock related to the issuance of common stock or rights under any of our benefit plans for our directors, officers or employees or any of our dividend reinvestment plans.

         Before the end of any deferral period, we may extend the deferral period, as long as no event of default exists and the extension does not cause the deferral period to exceed 10 consecutive semiannual periods, to end on a date other than an interest payment date or to extend beyond October 1, 2030. At the end of any deferral period and upon the payment of all then accrued and unpaid interest (together with interest thereon at the rate of 10.875% per year, compounded semiannually, to the extent permitted by applicable law), we may elect to begin a new deferral period, subject to the requirements set forth in this prospectus. No interest will be due and payable during a deferral period until the deferral period ends.

         We must give the property trustee, the administrative trustees and the debenture trustee notice of our election at least five business days before the earlier of:

         - the date the distributions on the exchange capital securities would have been payable, except for the election to begin or extend such deferral period;

         - the date the property trustee is required to give notice to any securities exchange or automated quotation system on which the exchange capital securities are listed or quoted or to holders of exchange capital securities of the record date for such distributions; or

         - the date such distributions are payable, but in any event not less than five business days prior to such record date.

         The debenture trustee will notify holders of the exchange capital securities of our election to begin or extend a new deferral period.

         There is no limit on the number of times that we may elect to begin a deferral period.

         We do not currently intend to exercise our right to defer payments of interest on the exchange debentures.

OPTIONAL PREPAYMENT

         The exchange debentures will be prepayable, in whole or in part, at our option on or after October 1, 2010, subject to our receipt of any required regulatory approval, at an optional prepayment price equal to $1,000 per exchange capital security, plus, in each case, accrued and unpaid interest on the exchange debentures, if any, to the date of prepayment.

SPECIAL EVENT PREPAYMENT

         If there are changes in the bank regulatory, investment company or tax laws that adversely affect the status of the Trust, the exchange capital securities or the exchange debentures, we may, at our option and at any time, subject to our receipt of any required regulatory approval, prepay the exchange debentures, in whole but not in part, at any time within 90 days of the change in the law, at the special event prepayment price. The special event prepayment price will be an amount equal to 100% of the principal amount of the exchange debentures plus accrued and unpaid interest and liquidated damages, if any, to the date of prepayment.

         A change in the bank regulatory law means our receipt of an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of:

         - any amendment to, or change (including any announced prospective change) in, any laws or regulations of the United States or any rules, guidelines or policies of an applicable regulatory agency or authority; or

         - any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which pronouncement or decision is announced on or after the date the exchange capital securities are first issued, the exchange capital securities do not constitute, or within 90 days of the opinion will not constitute, Tier 1 capital (or its then equivalent if we were subject to such capital requirement).

         A change in the investment company law means the receipt by us and the Trust of an opinion of independent securities counsel experienced in such matters to the effect that, as a result of:

         - any amendment to, or change (including any announced prospective change) in, any laws or regulations of the United States or any rules, guidelines or policies of any applicable regulatory agency or authority; or

         - any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which pronouncement or decision is announced on or after the date the exchange capital securities are first issued, the Trust is, or within 90 days of the date of the opinion will be, considered an investment company that is required to be registered under the Investment Company Act.

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
         A change in tax law means the receipt by us and the Trust of an opinion of independent tax counsel experienced in such matters to the effect that, as a result of:

         - any amendment to, or change (including any announced prospective change) in, any laws or regulations of the United States or any political subdivision or taxing authority thereof or therein; or

         - any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which pronouncement or decision is announced on or after the date the exchange capital securities are first issued, there is more than an insubstantial risk that:

         - the Trust is, or will be within 90 days of the date of such opinion, subject to federal income tax with respect to any income received or accrued on the exchange debentures;

         - interest payable by us on the exchange debentures is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for federal income tax purposes; or

         - the Trust is, or will be within 90 days of the date of such opinion, subject to more than a deminimis amount of other taxes, duties or other governmental charges.

         We will mail any notice of prepayment between 30 and 60 days before the prepayment date to each holder of exchange debentures to be prepaid at its registered address. Unless we default in payment of the prepayment price, on the prepayment date interest shall cease to accrue on the exchange debentures called for prepayment.

         If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a change in the tax law, we will pay as additional amounts on the exchange debentures any amounts as may be necessary in order that the amount of distributions then due and payable by the Trust on the outstanding exchange capital securities shall not be reduced as a result of any additional sums, including taxes, duties or other governmental charges to which the Trust has become subject as a result of a change in the tax law.

CERTAIN COVENANTS OF BOSTONFED BANCORP

         We covenant that we will not:

         - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; or

         - make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities (including any other debentures) that rank equal or junior to the exchange debentures; or

         - make any guarantee payments with respect to any of our guarantees of the debt securities of any of our subsidiaries (including any other guarantees) if such guarantee ranks equal or junior to the exchange debentures.

         if at such time:

         - we have actual knowledge that there is any event that is, or with the giving of notice or the lapse of time, or both, would be, an exchange debenture event of default and that we have not taken reasonable steps to cure;

         - we are in default with respect to our payment obligations under the exchange guarantee; or

         - we have given notice of our election to exercise our right to defer interest payments on the exchange debentures as provided in the indenture and the deferral period, or any extension of the deferral period, is continuing.

         Notwithstanding the foregoing, the following is permitted:

         - dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, our common stock;

         - any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

         -        payments under the exchange guarantee;

         - a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;

         - the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

         - purchases of our common stock related to the issuance of common stock or rights under any of our benefit plans for our directors, officers or employees or any of our dividend reinvestment plans.

         So long as the capital securities remain outstanding, we also will covenant:

         - to directly or indirectly maintain 100% direct or indirect ownership of the common securities; provided, however, that any of our permitted successors under the indenture may succeed to our ownership of the common securities;

         - to use commercially reasonable efforts to cause the Trust to remain a business trust, except in connection with the distribution of exchange debentures to the holders of capital securities and common securities in liquidation of the Trust, the redemption of all of the capital securities and common securities, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement;

         - to use commercially reasonable efforts to cause the Trust to otherwise continue to be classified as a grantor trust for federal income tax purposes;

         - to use commercially reasonable efforts to cause each holder of capital securities to be treated as owning an undivided beneficial interest in the junior subordinated debentures; and

         - to not cause, as sponsor of the Trust, or permit, as holder of the common securities, the dissolution, winding-up or liquidation of the Trust, except as provided in the trust agreement.

MODIFICATION OF INDENTURE

         From time to time, we, together with the debenture trustee, may, without the consent of the holders of exchange debentures, amend the indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies or enabling us and the Trust to conduct an exchange offer as contemplated by the registration rights agreement, provided that any amendment to the indenture does not materially adversely affect the interest of the holders of exchange debentures. We, together with the debenture trustee, may amend the indenture, regardless of the effect on the interest of the holders of the exchange debenture, for specific purposes including, among other things, to qualify, and qualifying, or maintaining the qualification of, the indenture under the Trust Indenture Act.

         The indenture permits us and the debenture trustee, with the consent of the holders of a majority in aggregate principal amount of exchange debentures, to modify the indenture in a manner affecting the rights of the holders of the exchange debentures; provided that no modification may, without the consent of the holders of each outstanding subordinated debenture affected:

         - change the stated maturity date, or reduce the principal amount, of the exchange debentures;

         - reduce the amount payable on prepayment or reduce the rate or extend the time of payment of interest except pursuant to our right under the indenture to defer the payment of interest, see "--Option to Extend Interest Payment Date";

         -        change any of the prepayment provisions;

         - make the principal of, or interest on, the exchange debentures payable in any coin or currency other than that provided in the exchange debentures;

         - impair or affect the right of any holder of exchange debentures to institute suit for the payment thereof; or

         - reduce the percentage of the principal amount of the exchange debentures, the holders of which are required to consent to any such modification.

EVENTS OF DEFAULT UNDER THE EXCHANGE DEBENTURE

         An event of default under the exchange debenture means:

         - our failure for 30 days to pay any interest, including compounded interest and additional sums, if any, or liquidated damages, if any, on the exchange debentures or any other debentures when due (subject to the deferral of any interest due date in the case of a deferral period with respect to the exchange debentures or other debentures, as the case may be);

         - our failure to pay any principal on the exchange debentures or any other debentures when due, whether at maturity, upon prepayment, by accelerating the maturity or otherwise;

         - our failure to observe or perform any other covenant contained in the indenture for 90 days after written notice to us from the debenture trustee or to us and the debenture trustee from the holders of at least 25% in aggregate outstanding principal amount of exchange debentures; or

         - certain events related to our bankruptcy, insolvency or reorganization.

         The holders of a majority in aggregate outstanding principal amount of the exchange debentures have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The debenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the exchange debentures may declare the principal due and payable immediately upon an event of default. The holders of a majority in aggregate outstanding principal amount of the exchange debentures may annul this declaration and waive the default if the default (other than the nonpayment of the principal of the exchange debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the debenture trustee.

         Prior to any declaration accelerating the maturity of the exchange debentures the holders of a majority in aggregate outstanding principal amount of the exchange debentures affected may, on behalf of the holders of all the exchange debentures, waive any past default, except a default in the payment of principal or interest (including compounded interest and additional sums, if any) or liquidated damages, if any (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the debenture trustee) or a default in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding exchange debenture.

         The indenture requires that we file with the debenture trustee a certificate annually as to the absence of defaults specified under the indenture.

         The indenture provides that the debenture trustee may withhold notice of a debenture event of default from the holders of the exchange debentures if the debenture trustee considers it in the interest of the holders to do so.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF EXCHANGE CAPITAL SECURITIES

         If an event of default under the exchange debenture exists that is attributable to our failure to pay the principal of or interest (including compounded interest and additional sums, if any) or liquidated damages, if any, on the exchange debentures on the due date, a holder of exchange capital securities may institute a direct action against us. We may not amend the indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the exchange capital securities. Notwithstanding any payments that we make to a holder of exchange capital securities in connection with a direct action, we shall remain obligated to pay the principal of and interest on the exchange debentures, and we shall be subrogated to the rights of the holder of the exchange capital securities with respect to payments on the exchange capital securities to the extent that we make any payments to a holder in any direct action.

         The holders of the exchange capital securities will not be able to exercise directly any remedies, other than those described in the above paragraph, available to the holders of the exchange debentures, unless an event of default exists under the trust agreement. See "Description of Exchange Capital Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

         The indenture provides that we will not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties to any person, and no person shall consolidate with or merge into us or convey, transfer or lease all or substantially all of its properties to us, unless:

         - in case we consolidate with or merge into another person or convey or transfer all or substantially all of our properties to any person, the successor is organized under the laws of the United States or any state or the District of Columbia, and the successor expressly assumes our obligations under the indenture with respect to the exchange debentures;

         - immediately after giving effect to the transaction, no event of default under the exchange debenture, and no event which, after notice or lapse of time or both, would become an event of default under the exchange debenture, exists; and

         - certain other conditions as prescribed in the indenture are met.

         The general provisions of the indenture do not afford holders of the exchange debentures protection in the event of a highly leveraged or other transaction that we may become involved in that may adversely affect holders of the exchange debentures.

SATISFACTION AND DISCHARGE

         The indenture provides that when, among other things,

         - all exchange debentures not previously delivered to the debenture trustee for cancellation have become due and payable or will become due and payable at maturity or called for prepayment within one year; and

         - we deposit or cause to be deposited with the debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the exchange debentures not previously delivered to the debenture trustee for cancellation, for the principal and interest (including compounded interest and additional sums, if any) to the date of the deposit or to October 1, 2030, as the case may be, then the indenture will cease to be of further effect (except as to our obligations to pay all other sums due pursuant to the indenture and to provide the officers' certificates and opinions of counsel), and we will be deemed to have satisfied and discharged the indenture.

SUBORDINATION

         We have promised that any of our exchange debentures issued under the indenture will rank junior to all of our senior indebtedness to the extent provided in the indenture. Upon any payment or distribution of our assets to creditors upon our liquidation, dissolution, winding up, reorganization, assignment for the benefit of our creditors, marshaling of our assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding involving us, the allocable amounts in respect of the senior indebtedness must be paid in full before the holders of the exchange debentures will be entitled to receive or retain any payment in respect thereof.

         If the maturity of exchange debentures is accelerated, the holders of all senior indebtedness outstanding at such time will first be entitled to receive payment in full of the allocable amounts in respect of such senior indebtedness before the holders of exchange debentures will be entitled to receive or retain any payment in respect of the principal of or interest, if any, on the exchange debentures.

         No payments on account of principal or interest, if any, in respect of the exchange debentures may be made if there is a default in any payment with respect to senior indebtedness, or an event of default exists with respect to any senior indebtedness that accelerates the maturity of the senior indebtedness, or if any judicial proceeding shall be pending with respect to the default.

         Allocable amounts, when used with respect to any senior indebtedness, means all amounts due or to become due on such senior indebtedness less, if applicable, any amount which would have been paid to, and retained by, the holders of such senior indebtedness (whether as a result of the receipt of payments by the holders of such senior indebtedness from us or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such senior indebtedness pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such senior indebtedness or otherwise) but for the fact that such senior indebtedness is subordinate or junior in right of payment to (or subject to a requirement that amounts received on such senior indebtedness be paid over to obligees on) trade accounts payable or accrued liabilities arising in the ordinary course of business.

         Indebtedness for money borrowed means any of our obligations, or any obligation guaranteed by us, to repay borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, except that indebtedness for money borrowed does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

         Indebtedness ranking on a parity with the exchange debentures means:

         - indebtedness for money borrowed, whether outstanding on the date the indenture is executed or created, assumed or incurred after the date that the indenture is executed, to the extent the indebtedness for money borrowed by its terms ranks equal to and not prior or senior to the exchange debentures in the right of payment upon the happening of our dissolution, winding-up, liquidation or reorganization, including without limitation the 11.295% junior subordinated notes;

         - all other debt securities, and guarantees in respect of those debt securities, issued to any trust other than the Trust, or a trustee of such trust, partnership or other entity affiliated with us, that is our financing vehicle (a "financing entity"), in connection with the issuance by the financing entity of equity securities or other securities guaranteed by us pursuant to an instrument that ranks equal with or junior to the exchange guarantee, including without limitation the guarantee issued in respect of the capital securities of BFD Preferred Capital Trust I; and

         - the securing of any indebtedness otherwise constituting indebtedness ranking on a parity with the exchange debentures shall not be deemed to prevent such indebtedness from constituting indebtedness ranking on a parity with the exchange debentures.

         Indebtedness ranking junior to the exchange debentures means any indebtedness for money borrowed, whether outstanding on the date the indenture is executed or created, assumed or incurred after the date the indenture is executed, to the extent the indebtedness for money borrowed by its terms ranks junior to and not equal with or prior to the exchange debentures (and any other indebtedness ranking on a parity with the exchange debentures) in right of payment upon the happening of our dissolution or winding-up or liquidation or reorganization. The securing of any indebtedness otherwise constituting indebtedness ranking junior to the exchange debentures shall not be deemed to prevent such indebtedness for money borrowed from constituting indebtedness ranking junior to the exchange debentures.

         Senior indebtedness means all indebtedness for money borrowed, whether outstanding on the date the indenture is executed or created, assumed or incurred after the date the indenture is executed, except indebtedness ranking on a parity with the exchange debentures or indebtedness ranking junior to the exchange debentures, and any deferrals, renewals or extensions of the senior indebtedness.

         We are a bank holding company and our subsidiaries own almost all of our operating assets. We rely primarily on dividends from the Banks to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. We are a legal entity separate and distinct from our subsidiaries. Holders of exchange debentures should look only to us for payments on the exchange debentures. There are regulatory limitations on the payment of dividends directly or indirectly to us from the Banks. See "--General." In addition, the Banks are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with us and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent us and such other affiliates from borrowing from the Banks unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by the Banks are generally limited in amount as to us and as to each of such other affiliates to 10% of each Bank's capital and surplus and as to us and all of such other affiliates to an aggregate of 20% of each Bank's capital and surplus. Accordingly, the exchange debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries.

         Because we are a bank holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the capital securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of the Banks), except to the extent we may be recognized as a creditor of that subsidiary. At September 30, 2000, our subsidiaries had total liabilities, including deposits, of $1.2 billion. Accordingly, the exchange debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries (including the Banks' deposit liabilities) and all liabilities of any of our future subsidiaries. The indenture does not limit us or our subsidiaries from incurring or issuing other secured or unsecured debt, including senior indebtedness.

RESTRICTIONS ON TRANSFER

         The exchange debentures will be issued and may be transferred only in blocks having an aggregate principal amount of not less than $100,000 and multiples of $1,000 in excess of $100,000. Any attempted transfer of exchange debentures in a block having an aggregate principal amount of less than $100,000 will be deemed to be void and of no legal effect whatsoever. Any such purported transferee shall be deemed not to be the holder of such exchange debentures for any purpose, including but not limited to the receipt of payments on such exchange debentures, and such purported transferee shall be deemed to have no interest whatsoever in such exchange debentures.

GOVERNING LAW

         The indenture and the exchange debentures will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

         Following the exchange offer and the qualification of the indenture under the Trust Indenture Act, the debenture trustee will have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the debenture trustee is not obligated to exercise any of the powers vested in it by the indenture at the request of any holder of exchange debentures, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties under the indenture.

                        DESCRIPTION OF EXCHANGE GUARANTEE

         We will execute and deliver the exchange guarantee at the same time the exchange capital securities are issued. The terms of the exchange guarantee are identical in all material respects to the terms of the original guarantee. The guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of the material provisions of the exchange guarantee is not complete and is subject to, and qualified in its entirety by, the exchange guarantee and the Trust Indenture Act. The guarantee trustee will hold the exchange guarantee for the benefit of the holders of the exchange capital securities. You can obtain a copy of the exchange guarantee by requesting it from us. Wilmington Trust Company will act as guarantee trustee under the exchange guarantee.

GENERAL

         We will irrevocably agree to pay in full on a subordinated basis, to the extent set forth in this prospectus, the following payments with respect to the exchange capital securities to the extent not paid by the Trust:

         - any accumulated and unpaid distributions required to be paid on the exchange capital securities, to the extent that the Trust has funds legally available at that time;

         - the applicable redemption price with respect to the exchange capital securities called for redemption, to the extent that the Trust has funds legally available at that time; and

         - upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (other than in connection with the distribution of the exchange debentures to holders of the exchange capital securities or the redemption of all exchange capital securities), the liquidation distribution, to the extent the Trust has funds legally available at that time.

         The exchange guarantee will rank subordinate and junior to all senior indebtedness to the extent provided in the guarantee. See "--Status of the Exchange Guarantee." Our obligation to make a guarantee payment may be satisfied by our direct payment of the required amounts to the holders of the exchange capital securities or by causing the Trust to pay these amounts to the holders of the exchange capital securities.

         The exchange guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the exchange capital securities, but will apply only to the extent that the Trust has funds sufficient to make these payments. If we do not make payments on the exchange debentures held by the Trust, then it will not be able to make the related payments to you on the exchange capital securities and will not have funds legally available. Please refer to the "Relationship Among the Exchange Capital Securities, the Exchange Debentures and the Exchange Guarantee" section of this prospectus.

         The exchange guarantee does not limit us from incurring or issuing other secured or unsecured debt, including senior indebtedness, whether under the indenture, any other indenture that we may enter into in the future or otherwise. The holders of at least a majority in aggregate liquidation amount of the exchange capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of our guarantee or to direct the exercise of any trust power conferred upon the guarantee trustee under our guarantee. If the guarantee trustee fails to enforce the guarantee, any holder of the exchange capital securities may institute a legal proceeding directly against us to enforce their rights under the exchange guarantee without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity.

         If we default on our obligation to pay amounts payable under the exchange debentures, the Trust will lack funds for the payment of distributions or amounts payable on redemption of the exchange capital securities or otherwise, and the holders of the exchange capital securities will not be able to rely upon the exchange guarantee for payment of such amounts. Instead, if an event of default under the exchange debentures exists that is attributable to our failure to pay principal of or interest on the exchange debentures on a payment date, then any holder of exchange capital securities may institute a direct action against us pursuant to the terms of the indenture for enforcement of payment to that holder of the principal of or interest on such exchange debentures having a principal amount equal to the aggregate liquidation amount of the exchange capital securities of that holder. In connection with a direct action, we will have a right of setoff under the indenture to the extent that we made any payment to the holder of exchange capital securities in the direct action. Except as described in this prospectus, holders of exchange capital securities will not be able to exercise directly any other remedy available to the holders of the exchange debentures or assert directly any other rights in respect of the exchange debentures. The trust agreement provides that each holder of exchange capital securities by accepting the exchange capital securities agrees to the provisions of the exchange guarantee and the indenture.

         We will, through our exchange guarantee, the trust agreement, the exchange debentures and the indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the exchange capital securities. No single document standing alone, or operating in conjunction with fewer than all of the other documents, constitutes that guarantee. Only the combined operation of these documents provides a full, irrevocable and unconditional guarantee of the Trust's obligations under the capital securities. You should refer to "Relationship Among the Exchange Capital Securities, the Exchange Debentures and the Exchange Guarantee" for more information about our exchange guarantee.

STATUS OF THE EXCHANGE GUARANTEE

         Our exchange guarantee will constitute an unsecured obligation and will rank subordinate and junior to all senior indebtedness in the same manner as the exchange debentures. See "Description of Exchange Debentures--Subordination." In addition, because we are a holding company, our right to participate in any distribution of the assets of our subsidiaries, upon their liquidation or reorganization or otherwise is subject to the prior claims of their creditors (including its depositors), except to the extent we may be recognized as their creditor. Accordingly, our obligations under the exchange guarantee effectively will be subordinated to all existing and future liabilities of our present and future subsidiaries (including depositors of the Banks). As a result, claimants


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
should look only to our assets for payments under the exchange guarantee. See "Description of Exchange Debentures--General."

         Our exchange guarantee will rank equal to all of our other guarantees with respect to preferred beneficial interests issued by other trusts. Our guarantee of the Trust's exchange capital securities does not limit the amount of secured or unsecured debt, including senior indebtedness, that we or any of our subsidiaries may incur. We expect from time to time that we will incur additional indebtedness and that our subsidiaries will also incur additional liabilities.

         Our guarantee will constitute a guarantee of payment only to the extent that the Trust has funds legally available and not of collection, enabling the guaranteed party to institute a legal proceeding directly against us to enforce their rights under the exchange guarantee without first instituting a legal proceeding against any other person or entity. Our guarantee will not be discharged, except by payment of the exchange guarantee payments in full to the extent that the Trust has not paid, or upon distribution of the exchange debentures to, the holders of the exchange capital securities.

EVENTS OF DEFAULT

         There will be an event of default under the exchange guarantee if we fail to perform any of our payment or other obligations under the exchange guarantee; except that with respect to a default in payment of any guarantee payment, we shall have received notice of default and shall not have cured the default within 60 days after receipt of the notice. We, as guarantor, will be required to file annually with the guarantee trustee a certificate regarding our compliance with the applicable conditions and covenants under our guarantee.

AMENDMENTS AND ASSIGNMENT

         Except with respect to any changes that do not materially adversely affect the rights of holders of the exchange capital securities (in which case no approval will be required), the exchange guarantee may not be amended without the prior approval of the holders of a majority of the liquidation amount of such outstanding capital securities. You should read "Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement" for more information about the manner of obtaining the holders' approval. All guarantees and agreements contained in the exchange guarantee agreement shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the exchange capital securities then outstanding.

TERMINATION OF THE GUARANTEE

         Our guarantee will terminate and be of no further force and effect upon:

         - full payment of the applicable redemption price of all outstanding exchange capital securities;

         - full payment of the liquidation amount payable upon liquidation of the Trust; or

         - distribution of exchange debentures to the holders of the exchange capital securities.

         Our guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the exchange capital securities must restore payment of any sums paid under the capital securities or the exchange guarantee.

GOVERNING LAW

         The exchange guarantee will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.


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
INFORMATION CONCERNING THE GUARANTEE TRUSTEE

         The guarantee trustee, except if we default under the exchange guarantee, will undertake to perform only such duties as are specifically set forth in the exchange guarantee and, in case a default with respect to the exchange guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will not be obligated to exercise any of the powers vested in it by the exchange guarantee at the request of any holder of the exchange capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

                       DESCRIPTION OF ORIGINAL SECURITIES

         We refer to the original capital securities, the original guarantee and the original junior subordinated debentures collectively as the original securities and refer to the exchange capital securities, the exchange guarantee and the exchange debentures collectively as the exchange securities.

         The terms of the original securities are identical in all materials respects to the exchange securities, except that:

         - original securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable registration rights agreement, which rights will terminate upon consummation of the exchange offer, except under limited circumstances;

         - the exchange capital securities will not provide for any increase in the distribution rate; and the exchange debentures will not provide for any liquidated damages.

         The original securities provide that, if the Trust has not exchanged exchange capital securities for all original capital securities validly tendered by the 45th day after the date on which the registration statement is declared effective, the distribution rate borne by the original capital securities will increase by 25 basis points per annum for the period from the occurrence of such event until such time as the exchange offer has been consummated. The exchange securities are not, and upon consummation of the exchange offer, the original securities will not be, entitled to any such additional interest or distributions. Accordingly, holders of original capital securities should review the information set forth under "Risk Factors--Your failure to exchange original capital securities may adversely affect your ability to sell such securities" and "Description of Exchange Capital Securities."

               RELATIONSHIP AMONG THE EXCHANGE CAPITAL SECURITIES, THE EXCHANGE DEBENTURES AND THE EXCHANGE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

         We will irrevocably guarantee payments of distributions and other amounts due on the exchange capital securities to the extent the Trust has funds legally available to pay such amounts as and to the extent set forth under "Description of Guarantee." Taken together, our obligations under the exchange debentures, the indenture, the trust agreement and the exchange guarantee will provide a full, irrevocable and unconditional guarantee of the Trust's payments of distributions and other amounts due on the exchange capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes this guarantee. Only the combined operation of these documents effectively provides a full, irrevocable and unconditional guarantee of the Trust's obligations under the exchange capital securities.

         If and to the extent that we do not make the required payments on the exchange debentures, the Trust will not have sufficient funds to make its related payments, including distributions on the capital securities. Our guarantee will not cover any payments when the Trust does not have sufficient funds legally available to make those


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
payments. Your remedy, as a holder of exchange capital securities, is to institute a direct action against us. Our obligations under the exchange guarantee will be subordinate and junior to all senior indebtedness.

SUFFICIENCY OF PAYMENTS

         As long as we pay the interest and other payments when due on the exchange debentures, the Trust will have sufficient funds to cover distributions and other payments due on the exchange capital securities, primarily because:

         - the aggregate principal amount or prepayment price of the exchange debentures will equal the aggregate liquidation amount or redemption price, as applicable, of the exchange capital securities;

         - the interest rate and interest payment dates and other payment dates on the exchange debentures will match the distribution rate and distribution dates and other payment dates for the exchange capital securities;

         - as sponsor, we will pay for all and any costs, expenses and liabilities of the Trust, except for the Trust's obligations to holders of exchange capital securities; and

         - the trust agreement also provides that the Trust is not authorized to engage in any activity that is not consistent with its limited purposes.

ENFORCEMENT RIGHTS OF HOLDERS OF EXCHANGE CAPITAL SECURITIES

         You, as holder of exchange capital securities, may institute a legal proceeding directly against us to enforce your rights under our guarantee without first instituting a legal proceeding against the guarantee trustee, the Trust or any other person or entity.

         A default or event of default under any senior indebtedness would not constitute a default or event of default under the trust agreement. However, if there are payment defaults under, or accelerations of, senior indebtedness, the subordination provisions of the indenture provide that we cannot make payments in respect of the exchange debentures until we have paid the senior indebtedness in full or we have cured any payment default or a payment default has been waived. Our failure to make required payments on exchange debentures would constitute an event of default under the trust agreement.

LIMITED PURPOSE OF THE TRUST

         The exchange capital securities will represent beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the capital securities and the common securities, using the proceeds from the sale of the capital securities and the common securities to acquire our junior subordinated debentures and engaging in only those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of an exchange capital security and a holder of a exchange debenture is that a holder of a exchange debenture will be entitled to receive from us the principal of and interest on exchange debentures held, while a holder of exchange capital securities is entitled to receive distributions from the Trust (or, in certain circumstances, from us under our exchange guarantee) if and to the extent the Trust has funds legally available to pay the distributions.

RIGHTS UPON DISSOLUTION

         Unless the exchange debentures are distributed to holders of the exchange capital securities, if the Trust is voluntarily or involuntarily dissolved, wound-up or liquidated, after satisfying the liabilities owed to the Trust's creditors as required by applicable law, the holders of the exchange capital securities will be entitled to receive, out of assets held by the Trust, the liquidation distribution in cash. See "Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Exchange Debentures."


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
         If we are voluntarily or involuntarily liquidated or bankrupted, the property trustee, as holder of the exchange debentures, would be one of our subordinated creditors, subordinated in right of payment to all senior indebtedness, but entitled to receive payment in full of principal and interest, before any of our stockholders receive payments or distributions. Since we will be the guarantor under the exchange guarantee and will agree to pay all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its exchange capital securities), the positions of a holder of exchange capital securities and a holder of exchange debentures relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         In the opinion of Muldoon Murphy & Faucette LLP, special federal income tax counsel to us and the Trust, the following describes the material federal income tax consequences of the purchase, ownership and disposition of an exchange capital security.

         This summary addresses only the tax consequences to a person that acquires an exchange capital security in the exchange offer on its original issuance at its original price and that holds the security as a capital asset. This summary does not address all tax consequences that may be applicable to a beneficial owner of an exchange capital security and does not address the tax consequences to holders subject to special tax regimes (like banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors or persons that will hold an exchange capital security as a position in a "straddle," as part of a "synthetic security" or "hedge" or as part of a "conversion transaction" or other integrated investment). This summary does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may apply to an exchange capital security. This discussion is addressed to a U.S. Holder, which is defined as a beneficial owner of an exchange capital security that, for federal income tax purposes, is (or is treated as):

         -        a citizen or individual resident of the United States;

         - a corporation or partnership (or entity treated for federal income tax purposes as a corporation or partnership) created or organized in or under the laws of the United States or any state (including the District of Columbia) or other political subdivision thereof;

         - an estate the income of which is includable in gross income for federal income tax purposes without regard to its source; or

         - a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the ability to control all substantial decisions of the trust.

         Except as described below under "--Non-U.S. Holders," this summary does not address the special consequences to a non U.S. Holder who acquires an exchange capital security. For purposes of this discussion, a "Non-U.S. Holder" generally is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for federal income tax purposes.

         This summary does not address the tax consequences to any stockholder, partner or beneficiary of a holder of an exchange capital security. This summary is based on the Code, Treasury regulations thereunder and the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. An opinion of counsel is not binding on the IRS or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of the matters described in this prospectus. We can give no assurance that the opinions expressed will not be challenged by the IRS or, if challenged, that the challenge will not be successful.


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
         Prospective investors are advised to consult with their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the exchange capital securities, including the tax consequences under state, local, foreign, and other tax laws and possible effects of changes in such tax laws.

CLASSIFICATION OF THE EXCHANGE DEBENTURES

         We intend to take the position that the exchange debentures will be classified for federal income tax purposes as our indebtedness. Muldoon Murphy & Faucette LLP has rendered its opinion that the exchange debentures will be treated as our debt for federal income tax purposes. We, together with the Trust and the holders of the exchange capital securities (by acceptance of a beneficial interest in an exchange capital security) will agree to treat the exchange debentures as our indebtedness for all federal income tax purposes. We cannot be sure that this position will not be challenged by the IRS or, if challenged, that the challenge will not be successful. The discussion contained in the "Material Federal Income Tax Consequences" section of this prospectus assumes that the exchange debentures will be classified as our indebtedness for federal income tax purposes.

CLASSIFICATION OF THE TRUST

         In connection with the issuance of the original capital securities, Muldoon Murphy & Faucette LLP rendered its opinion that, under then current law and assuming full compliance with the terms of the trust agreement and the indenture (and certain other documents), and based on certain facts and assumptions contained in that opinion, the Trust is classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for federal income tax purposes, the Trust is subject to federal income tax, and each holder of an exchange capital security will be required to include in its gross income any interest (or accrued original issue discount), with respect to its allocable share of the exchange debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

         Under the indenture, we have the right to defer the payment of interest on the exchange debentures at any time or from time to time for one or more deferral periods not exceeding 10 consecutive semi-annual periods each, provided that no deferral period shall end on a date other than an interest payment date or extend beyond October 1, 2030. By reason of that right, the Treasury regulations will subject the exchange debentures to the rules in the Code and Treasury regulations on debt instruments issued with original issue discount, unless the indenture or exchange debentures contain terms or conditions that make the likelihood of exercise of the deferral option remote. Under the Treasury regulations, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount. Although the answer is not clear, we believe that the likelihood that we would exercise our option to defer payments of interest is remote since exercising that option would, among other things, prevent us from declaring dividends on any class of our equity securities. Accordingly, we intend to take the position that the exchange debentures will not be considered to be issued with original issue discount and, accordingly, stated interest on the exchange debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting.

         Under the Treasury regulations, if we were to exercise our option to defer payments of interest, the exchange debentures would at that time be treated as issued with original issue discount, and all stated interest on the exchange debentures would thereafter be treated as original issue discount as long as the exchange debentures remain outstanding. If this occurred, all of a holder's interest income with respect to the exchange debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of an exchange capital security would be required to include in gross income original issue discount even though we would not make actual cash payments during a deferral period. The amount of such includable original issue discount could be significant. Also, under the Treasury regulations, if the option to defer the payment of interest were determined not to be remote, the exchange debentures would be treated as having been originally issued with original issue discount. In such event, a holder would be required to include in gross income an amount of original issue discount each taxable year that approximates the amount of interest that accrues on the exchange debentures at the stated interest rate, regardless of such holder's method of tax accounting, and actual cash payments


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of interest on the exchange debenture would not be separately includable in gross income. It is possible that the IRS could take a position contrary to the interpretation described in this prospectus.

         Because income on the exchange capital securities will constitute interest or original issue discount, corporate holders of the exchange capital securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the exchange capital securities.

RECEIPT OF EXCHANGE JUNIOR SUBORDINATED DEBENTURE OR CASH UPON LIQUIDATION OF THE TRUST

         We will have the right at any time to liquidate the Trust and cause the exchange debentures to be distributed to the holders of the trust securities. Under current law, the liquidation of the Trust and the distribution of the exchange debentures to trust security holders, for federal income tax purposes, would be treated as a nontaxable event to each holder, and the aggregate tax basis in the exchange debentures received by such holder would be equal to the holder's aggregate tax basis in its exchange capital securities surrendered. A holder's holding period in the exchange debentures received in liquidation of the Trust would be the same as the holding period that the holder had in the exchange capital securities surrendered.

         The exchange debentures may be prepaid in cash, and the proceeds of that prepayment would be distributed to holders in redemption of their capital securities. Under current law, that redemption would constitute, for federal income tax purposes, a taxable disposition of the redeemed exchange capital securities, the tax consequences of which are described below under "--Sales or Redemptions of Exchange Capital Securities."

SALES OR REDEMPTIONS OF EXCHANGE CAPITAL SECURITIES

         On a sale or redemption of an exchange capital security for cash, a holder will recognize gain or loss equal to the difference between its adjusted tax basis in the exchange capital security and the amount realized on the sale or redemption of that exchange capital security. If the rules regarding original issue discount do not apply, a holder's adjusted basis in an exchange capital security generally will be its initial purchase price, and if the holder uses an accrual method of accounting, the holder's basis will be increased by any accrued but unpaid interest. If the rules regarding original issue discount apply, a holder's adjusted basis in an exchange capital security generally will be its initial purchase price increased by any original issue discount previously included in the holder's gross income to the date of disposition and decreased by any payments received with respect to original issue discount on the exchange capital security. Gain or loss recognized on a sale or redemption of an exchange capital security will be capital gain or loss. Capital gain recognized by an individual in respect of an exchange capital security held for more than one year as of the date of sale or redemption is subject to a maximum federal income tax rate of 20%.

         The exchange capital securities may trade at a price that discounts any accrued but unpaid interest on the exchange debentures. Therefore, the amount realized by a holder who disposes of an exchange capital security between distribution payment dates and whose adjusted basis in the exchange capital security has been increased by the amount of any accrued but unpaid original issue discount (or interest) may be less than the holder's adjusted basis in the exchange capital security. A holder's basis in an exchange capital security could be increased either under the rules regarding original issue discount or, if those rules do not apply, in the case of a holder that uses an accrual method of accounting, under the accrual accounting rules (as discussed above). In that case, the holder will recognize a capital loss. Subject to a limited exception in the case of individual taxpayers, capital losses cannot be applied to offset ordinary income for federal income tax purposes.

EXCHANGE OF CAPITAL SECURITIES

         The exchange of the original capital securities for exchange capital securities pursuant to the exchange offer should not be treated as an exchange for federal income tax purposes and, therefore, should not be a taxable event to holders for federal income tax purposes, because the exchange capital securities should not be considered to differ materially in kind or extent from the original capital securities and because the exchange will occur by operation of the terms of the capital securities. If the exchange were treated as an exchange for federal income tax purposes, such exchange should constitute a recapitalization for federal income tax purposes. Accordingly, the exchange capital securities should have the same issue price as the original capital securities, and a holder should


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
have the same adjusted tax basis and holding period in the exchange original capital securities as the holder had in the capital securities immediately before the exchange.

NON-U.S. HOLDERS

         Under current federal income tax laws, subject to the discussion below of backup withholding, payments by the Trust or any of its paying agents to a Non-U.S. Holder will not be subject to federal withholding tax, provided that
(a) the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote,
(b) the Non-U.S. Holder is not a controlled foreign corporation that is related to us through stock ownership, (c) the Non-U.S. Holder is not a bank whose receipt of interest on the exchange debentures is described in Section 881(c)(3)(A) of the Code, and (d) either (A) the Non- U.S. Holder delivers a statement, such as a properly executed IRS Form W-8BEN (or appropriate successor
Form), to the Trust or its agent, signed by the Holder under penalties of perjury, certifying that it is not a U.S. Holder and providing its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of business (a "financial institution") and holds the exchange capital security in that capacity certifies to the Trust or its agent, under penalties of perjury, that the statement described in (A) above has been received from the Non-U.S. Holder by it or by a financial institution between it and the Non- U.S. Holder and furnishes the Trust or its agent with a copy thereof. As described below, new Treasury regulations provide alternative methods for satisfying the certification requirements described in clause (d), effective for certain payments made after December 31, 2000.

         If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on the exchange capital securities (or the exchange debentures) is effectively connected with the conduct of the trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed above, will be subject to federal income tax on that interest on a net income basis in generally the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits that are repatriated or treated as repatriated. For this purpose, the interest income would be included in the foreign corporation's earnings and profits. In the case of a Non-U.S. Holder entitled to the benefits of a tax treaty with the United States, the foregoing discussion generally applies only if the Non-U.S. Holder is engaged in business in the United States through a U.S. permanent establishment and the income on the exchange debentures is attributable to that permanent establishment within the meaning of the treaty, and the rate of the branch profits tax may be limited to a rate prescribed by the treaty for the withholding of tax on dividends. New final Treasury regulations generally prescribe new methods of certifying that a Non-U.S. Holder is exempt from the withholding of federal income tax by reason of being engaged in trade or business in the United States.

         Any gain recognized upon a sale or other disposition of exchange capital securities (or exchange debentures) generally will not be subject to federal income tax unless (1) the gain is, or is treated as, effectively connected with a U.S. trade or business of the Non-U.S. Holder or (2) in the case of a Non-U.S. Holder who is an individual, that individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition, and other conditions are met.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

         The amount of interest, including original issue discount, accrued on exchange capital securities held of record by U.S. persons (other than corporations and other exempt holders) will be reported to the IRS. "Backup" withholding at a rate of 31% will apply to payments of interest to non-exempt U.S. persons unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that the number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

         Payment of the proceeds from the disposition of exchange capital securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.


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         Any amount withheld from a holder under the backup withholding rules will be allowed as a refund or credit against such holder's federal income tax liability, provided the required information is furnished to the IRS.

         It is anticipated that income on exchange capital securities will be reported to holders on Form 1099 (or any successor form) and mailed to holders of capital securities by January 31 following each calendar year.

CHANGES TO INFORMATION REPORTING AND BACKUP WITHHOLDING RULES

         Final Treasury Regulations, the "final withholding regulations," make a number of changes to the procedures for income tax withholding and certification of eligibility for the portfolio interest exemption or for a reduced rate of income tax withholding based on an applicable income tax treaty. In general, the final withholding regulations do not significantly alter substantive withholding requirements, but unify certification procedures and clarify reliance standards. The final withholding regulations are scheduled to be effective for payments made on or after January 1, 2001, subject to certain transition rules. The final withholding regulations are complex. Non-U.S. Holders are strongly urged to consult their tax advisors regarding the potential application of the final withholding regulations to payments on the preferred securities in light of their particular circumstances.

         THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF AN EXCHANGE CAPITAL SECURITY, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

GENERAL

         In evaluating the exchange of capital securities, a fiduciary of a qualified profit-sharing, pension or stock bonus plan, including a plan for self-employed individuals and their employees or any other employee benefit plan subject to the ERISA, a collective investment fund or separate account in which such plans invest and any other investor using assets that are treated as assets of an employee benefit plan subject to ERISA (each, a "Plan" and collectively, "Plans") should consider:

         - whether the ownership of exchange capital securities is in accordance with the documents and instruments governing such Plan;

         - whether the ownership of exchange capital securities is solely in the interest of Plan participants and beneficiaries and otherwise consistent with the fiduciary's responsibilities and in compliance with the requirements of Part 4 of Title I of ERISA, including, in particular, the diversification, prudence and liquidity requirements of Section 404 of ERISA and the prohibited transaction provisions of Section 406 of ERISA and
                  Section 4975 of the Code;

         - whether the assets of the Trust are treated as assets of the Plan; and

         -        the need to value the assets of the Plan annually.

         In addition, the fiduciary of an individual retirement arrangement under 408 of the Code (an "IRA") considering the exchange of capital securities should consider whether the ownership of the exchange capital securities would result in a non-exempt prohibited transaction under Section 4975 of the Code.

         Governmental plans and certain church plans (each as defined under ERISA) are not subject to the prohibited transaction rules. Such plans may, however, be subject to federal, state or local laws or regulations which may affect their investment in the capital securities. Any fiduciary of such a governmental or church plan


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considering an investment in the exchange capital securities should determine the need for, and the availability, if necessary, of any exemptive relief under such laws or regulations.

         The fiduciary investment considerations summarized below provide a general discussion that does not include all of the fiduciary investment considerations relevant to Plans and, where indicated, IRAs. This summary is based on the current provisions of ERISA and the Code and regulations and rulings thereunder, and may be changed (perhaps adversely and with retroactive effect) by future legislative, administrative or judicial action.

         Plans and IRAs that are prospective purchasers of exchange capital securities should consult with and rely upon their own advisors in evaluating these matters in light of their own particular circumstances.

PLAN ASSET REGULATION

         Under Department of Labor regulations governing what constitutes the assets of a Plan or IRA ("Plan Assets") for purposes of ERISA and the related prohibited transaction provisions of the Code (the "Plan Asset Regulation," 29 C.F.R. Sec. 2510.3-101), when a Plan or IRA acquires an equity interest in another entity, and such interest does not represent a "publicly offered security" nor a security issued by an investment company registered under the 1940 Act, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an operating company or that equity participation in the entity by "benefit plan investors," as defined in the Plan Assets Regulation, is not "significant." For purposes of the Plan Asset Regulation, the Trust will be neither an investment company nor an operating company.

         Under the Plan Asset Regulation, equity participation by benefit plan investors will not be considered "significant" on any date only if immediately after the most recent acquisition of the exchange capital securities, the aggregate interest in the exchange capital securities held by benefit plan investors will be less than 25% of the aggregate outstanding principal amount of the exchange capital securities. Although it is possible that the equity participation by benefit plan investors on any date will not be "significant" for purposes of the Plan Asset Regulation, such a result cannot be assured. Consequently, if Plans, IRAs or investors using assets of Plans acquire the exchange capital securities, the Trust's assets could be deemed to be "plan assets" of such Plans and/or IRAs for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transactions rules of ERISA and the Code. Under ERISA and the Code, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan or IRA is considered to be a fiduciary of such Plan or IRA. The property trustee of the Trust could therefore become a fiduciary of the Plans and IRAs that invest in the exchange capital securities and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the Trust. However, the property trustee will have only limited discretionary authority with respect to the Trust assets and the remaining functions and responsibilities performed by the property trustee will be for the most part custodial and ministerial in nature.

PROHIBITED TRANSACTIONS

         We (the obligor with respect to the exchange debentures held by the Trust), our affiliates and the Trust or the property trustee may be a party in interest or a disqualified person with respect to a Plan or IRA investing in the exchange capital securities. Therefore, such investment by a Plan or IRA may give rise to a prohibited transaction. Consequently, before investing in the exchange capital securities or acquiring exchange debentures any person who is, or who is acquiring such securities for, or on behalf of, a Plan or IRA should determine that either a statutory or an administrative exemption from the prohibited transaction rules discussed below or otherwise available is applicable to such investment in the exchange capital securities, or that such investment in, or acquisition of, such securities will not result in a non-exempt prohibited transaction.

         The statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Code which may be available to a Plan or IRA, which is investing in the exchange capital securities include the following (collectively referred to as the "ERISA Investor Exemptions"):

         - Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts;

         - PTCE 91-38, regarding investments by bank collective investment funds;

         - PTCE 84-14, regarding transactions effected by qualified professional asset managers;

         - PTCE 96-23, regarding transactions effected by in-house asset managers; and

         - PTCE 95-60, regarding investments by insurance company general accounts.

         No person who is, or who in acquiring exchange capital securities is using the assets of, a Plan or IRA may acquire exchange capital securities unless one of the ERISA Investor Exemptions or another applicable exemption is available to the Plan or IRA, or such acquisition or holding of the exchange capital securities will not result in a non-exempt Prohibited Transaction. The acquisition of the exchange capital securities by any person who is, or who in acquiring such exchange capital securities is using the assets of, a Plan or IRA shall be deemed to constitute a representation by such person to the trustees of the Trust, us and the initial purchaser either that:

         - it is not a Plan, IRA, trustee or other person acting on behalf of a Plan or IRA or other person or entity using the assets of any Plan or IRA to finance such purchase; or

         - such acquisition will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which there is no applicable statutory or administrative exemption.

         In the case of exchange capital securities delivered in certificated form, the purchaser will be required to make such representation, in writing, to the trustees of the Trust, us and the initial purchaser.

         THE DISCUSSION OF ERISA IN THIS PROSPECTUS IS GENERAL IN NATURE AND IS NOT INTENDED TO BE ALL INCLUSIVE. ANY FIDUCIARY OF A PLAN, IRA, GOVERNMENTAL PLAN OR CHURCH PLAN CONSIDERING AN INVESTMENT IN THE EXCHANGE CAPITAL SECURITIES SHOULD CONSULT WITH ITS LEGAL ADVISORS REGARDING THE CONSEQUENCES OF SUCH INVESTMENT AND CONSIDER WHETHER THE PLAN OR IRA CAN MAKE THE REPRESENTATIONS NOTED ABOVE.

         FURTHER, THE SALE OF INVESTMENTS TO PLANS AND IRAS IS IN NO RESPECT A REPRESENTATION BY THE TRUST, US, THE PROPERTY TRUSTEE, THE INITIAL PURCHASER OR ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE EXCHANGE CAPITAL SECURITIES THAT SUCH SECURITIES MEET ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS AND IRAS GENERALLY OR ANY PARTICULAR PLAN, OR THAT SUCH SECURITIES ARE OTHERWISE APPROPRIATE FOR PLANS AND IRAS GENERALLY OR ANY PARTICULAR PLAN.

         ANY PURCHASER PROPOSING TO ACQUIRE EXCHANGE CAPITAL SECURITIES WITH ASSETS OF ANY PLAN OR IRA SHOULD CONSULT WITH ITS COUNSEL.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives exchange capital securities for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange capital securities.

         This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange capital securities received in exchange for original capital securities where such original capital securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. We and the Trust have agreed that, starting on the expiration date and ending on the close of business on the 90th day following the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, for a period of 90 days after the expiration date, all dealers effecting transactions in the exchange capital securities may be required to deliver a prospectus.

         We and the Trust will not receive any proceeds from any sale of exchange capital securities by broker-dealers. Exchange capital securities received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions, in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange capital securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange capital securities. Any broker-dealer that resells exchange capital securities that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange capital securities may be deemed to be an underwriter within the meaning of the Securities Act and any profit of any such resale of exchange capital securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

         For a period of 90 days after the expiration date, we and the Trust will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We and the Trust have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the capital securities, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the exchange capital securities, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

         The validity of the exchange capital securities, the exchange guarantee and the exchange debentures will be passed upon for us by Muldoon Murphy & Faucette LLP, our special counsel. Certain matters of Delaware law relating to the validity of the exchange capital securities will be passed upon on behalf of us and the Trust by Morris, James, Hitchens & Williams LLP, special Delaware counsel to the Trust and us. Certain matters, relating to United States federal income tax considerations will be passed upon for us by Muldoon Murphy & Faucette LLP, our special tax counsel .

                                     EXPERTS

         Our consolidated financial statements as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, have been incorporated by reference in this prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

===============================================================================

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR THAT TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY ADDITIONAL OR DIFFERENT INFORMATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE AFFAIRS OF BOSTONFED BANCORP, INC. OR THE TRUST MAY CHANGE AFTER THE DATE OF THIS PROSPECTUS. DELIVERY OF THIS PROSPECTUS AND THE SALES OF SECURITIES MADE HEREUNDER DOES NOT MEAN OTHERWISE.

                                ---------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----

Available Information..................    2
Incorporation of Certain Documents by
  Reference............................    2
Forward-Looking Statements.............    3
Summary................................    4
Selected Consolidated Financial and
  Other Data...........................   13
Risk Factors...........................   15
Use of Proceeds........................   23
Regulatory Capital Ratios..............   24
Accounting Treatment...................   24
Capitalization.........................   25
Regulation and Supervision.............   25
BFD Preferred Capital Trust II.........   26
The Exchange Offer.....................   27
Description of Capital Securities......   37
Description of Exchange Debentures.....   49
Description of Exchange Guarantee......   60
Description of Original Securities.....   63
Relationship Among the Exchange Capital
  Securities, the Exchange Debentures
  and the Exchange Guarantee...........   63
Material Federal Income Tax
  Consequences.........................   65
ERISA Considerations...................   69
Plan of Distribution...................   71
Legal Matters..........................   72
Experts................................   72

===============================================================================

===============================================================================


                                  $22,000,000

                         BFD PREFERRED CAPITAL TRUST II

                             OFFER TO EXCHANGE ITS
                          10.875% CAPITAL SECURITIES,
      SERIES B WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                      10.875% CAPITAL SECURITIES, SERIES A

                           FULLY AND UNCONDITIONALLY
                      GUARANTEED, TO THE EXTENT DESCRIBED
                             IN THIS PROSPECTUS, BY

                         [BOSTONFED BANCORP, INC. LOGO]

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                 MARCH 16, 2001

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